As filed with the Securities and Exchange Commission on  July ____, 2002
                         Registration Statement No. 333-

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
         --------------------------------------------------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
         --------------------------------------------------------------

                             WORLD DIAGNOSTICS, INC.
                 (Name of Small Business Issuer in its Charter)


           Delaware                   541990                   65-0742342
          ----------                 --------                 -----------
   (State or jurisdiction         (Primary Standard          (I.R.S. Employer
of incorporation or organization) Industrial Classification  Identification No.)
                                  Code Number)

16250 N.W. 59th  Avenue, Suite  208, Miami Lakes, Florida 33014 - (305) 827-3304
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                            Ken Peters, President
                             World Diagnostics Inc.
                        16250 N.W. 59th Avenue, Suite 208
                           Miami Lakes, Florida 33014
                                 (305) 827-3304
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                            Charles B. Pearlman, Esq.
                               Adorno & Yoss, P.A.
                        350 E. Las Olas Blvd., Suite 1700
                         Fort Lauderdale, Florida 33301
                                 (954) 763-1200

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

           Maximum                              Maximum          Amount  of
     Class  of  Securities                   Amount  to  be    Offering  Price   Aggregate      Registration
     to  be  Registered                        Registered       Per  Security   Offering  Price     Fee
------------------------------------------- ----------------  ---------------- ---------------- -------------
Common Stock, par value $.001 per share (1)     3,418,000       $  0.29             991,220       $ 91.19
Common Stock, par value $.001 per share (2)     3,333,333       $  0.29                 966,666       $ 88.93

Total Registration Fee                                                                            $180.12

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(a) based on the average of the closing bid and asked price for our common stock, $.001 Par Value as reported on the Nasdaq OTC Bulletin Board on July 30, 2002.


(2) Shares issuable upon exercise of common stock purchase warrants. Estimated solely for purposes calculating the registration fee pursuant to Rule 457(g). Based upon exercise price of the shares of common stock underlying convertible securities which is higher than the average of the closing bid and asked of the closing bid and asked prices for the common stock on July 30, 2002.

--------------------

     The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold by the holders until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                              SUBJECT TO COMPLETION

PROSPECTUS
DATED JULY 30, 2002
                             WORLD DIAGNOSTICS INC.

                         6,751,333 Shares of Common Stock

================================================================================

     This prospectus covers 6,751,333 shares of common stock of World Diagnostics, Inc. being offered by certain selling security holders of World Diagnostics Inc. See "Selling Security Holders" beginning on page 40.

     Our shares trade on the Nasdaq OTC Bulletin Board under the symbol WDGI. The closing price of our common stock on July 30, 2002, was $.29.

     We will not receive any of the proceeds from the sale of common stock by the selling security holders.

     The selling security holders' shares may be offered from time to time by the selling security holders directly to purchasers or to or through broker-dealers who may act as agents or principals. The selling security holders intend to sell the shares into the public market from time to time.

     The selling security holders will pay all brokerage commissions and discounts attributable to the sale of the shares plus brokerage fees. We are responsible for all other costs, expenses and fees incurred in registering the shares offered by this prospectus.

     This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 4.

     These securities have not been approved or disapproved by the SEC nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                  This date of this prospectus is _______, 2002

                                TABLE OF CONTENTS
                               -------------------
                                                                          Page
                                                                          -----
PROSPECTUS  SUMMARY                                                        1
RISK  FACTORS                                                              4
     Risks  Relating  to  Our  Company                                     4
Risks  Relating  to  Our  Strategy  and  Industry                          7
Risks  Relating  to  the  Offering                                        13
FORWARD-LOOKING  STATEMENTS                                               16
USE  OF  PROCEEDS                                                         16
CAPITALIZATION                                                            16
PLAN  OF  DISTRIBUTION                                                    19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
SECURITY  OWNERSHIP  OF  PRINCIPAL  AND  SELLING
SECURITYHOLDERS AND MANAGEMENT                                            35
DESCRIPTION  OF  SECURITIES                                               37
DELAWARE  ANTI-TAKEOVER  LAW                                              47
DISCLOSURE  OF  COMMISSION  POSITION  OF
INDEMNIFICATION  FOR  SECURITIES  ACT LIABILITIES                         47
ORGANIZATION  WITHIN  LAST  FIVE  YEARS                                   22
DESCRIPTION  OF  BUSINESS                                                 22
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF
FINANCIAL  CONDITION AND RESULTS OF OPERATIONS                            19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE  COMPENSATION                                                   34
LEGAL  MATTERS                                                            60
EXPERTS                                                                   60
HOW  YOU  CAN  GET  MORE  INFORMATION  ABOUT  US                          60
INDEX  TO  CONSOLIDATED  FINANCIAL  STATEMENTS                           F-1
FINANCIAL  STATEMENTS                                                    F-2
                                      (i)

                               PROSPECTUS SUMMARY

     Read this entire prospectus carefully. The following summary is qualified by more detailed information, including "Risk Factors," appearing elsewhere in this prospectus. As used in this prospectus, unless the context otherwise requires, the terms "we," "us," or "our" shall mean World Diagnostics Inc. For more information about us, see "How You Can Get More Information About Us."



Our  Business

     We are based in Miami Lakes, Florida, and are an early stage business that began operations in February 1997 for the purpose of servicing the growing international demand for medical diagnostic tests and laboratory products. These kits contain the essential components needed to diagnose the level of a particular illness or disorder in a human. Our revenues were $2,051,167 for the fiscal year ended March 31, 2002. Our net loss was $2,421,453 for the fiscal year ended March 31, 2002.

     Currently, we supply and export various medical diagnostic test kits from a menu of approximately 1,000 different products, of which approximately 110 core products constitute the majority of shipments. We sell our products through a network of 96 distributors covering 84 countries, and through our website, www.GLOBALeMED.com. Our website is also accessible through our other Internet addresses: www.labtestkits.com and www.worlddiagnostics.com. Our customers are private laboratories, hospital laboratories, clinics, doctors' offices and government laboratories. Our products are specifically designed to be easy to use for the average laboratory technician. The products that we market under our own logo and brand name include rapid tests that can be administered in a doctor's office, known as point of care tests, to test for certain disease conditions, such as various infectious diseases, cancer, chemical dysfunctions and organ dysfunctions. The kits incorporate genetically engineered technology to diagnose infectious diseases, such as HIV, cholera, hepatitis and tuberculosis, as well as various sexually transmitted diseases.

     Our GLOBALeMED business-to-business e-commerce website provides technical information about products, digital training videos on how to use our products and relevant information about industry news, seminars, trade shows and publications relating to diagnostic laboratory test procedures. The GLOBALeMED system may be utilized by our distributors to serve end-users of our products, such as hospitals, clinical laboratories, physician's offices and pharmacies that specialize in over-the-counter products, primarily in the emerging international markets, such as the Caribbean, South America and Eastern Europe. Our end-users can also purchase our products and access information directly from our website.

     Our executive offices are located at 16250 N.W. 59th Avenue, Suite 208, Miami Lakes, Florida 33014. Our telephone number is (305) 827-3304 and our facsimile number is (305) 827-3305.

     Our common stock currently trades on the Nasdaq OTC Bulletin Board under The symbol WDGI.

                                  The Offering
     Selling  Security  Holders

     This prospectus covers up to 6,751,333 shares of our common stock which may be sold by the selling security holders identified in this prospectus. The shares of common stock are issuable upon exercise of certain stock options.

                          Summary Financial Information

     The following summary of our financial information has been derived from our audited financial statements for March 31, 2002, that are included in this prospectus and should be read along with the financial statements and the related notes.


                                                         Year Ended March 31
Consolidated Statement of Operations Data                 2002        2001
                                                        Audited      Audited

 Revenues                                             $ 2,051,167   $ 2,203,534
                                                      =========================

 Loss from operations before extraordinary item       $(2,421,453)  $(1,912,760)

 Extraordinary loss on extinguishments of debt        $         -   $   (53,851)
                                                      __________________________
 Net Loss                                             $(2,421,453)  $(1,966,611)
                                                      ==========================
 Basic and diluted common loss per share:
    Loss from operations before extraordinary item    $     (0.27)  $     (0.34)
    Extraordinary item                                $         -   $     (0.01)
                                                       _________________________
    Basic and diluted common loss per share:          $     (0.27)  $     (0.35)
                                                      ==========================
 Weighted average number of common shares outstanding   8,832,317     5,578,137

     The following table summarizes our balance sheet as of March 31, 2002. See "Use of Proceeds" and "Capitalization."

                                       Actual
                                      March 31,

Consolidated Balance Sheet  Data         2002
                                     ____________
                                      (audited)

   Cash and cash equivalents       $    72,843
    Working Capital (Deficit)       (1,334,310)
    Total assets                       999,165
    Long-term debt, less
    current portion                    168,805
    (Total Shareholders'
    Deficit )                         (990,753)

                                  RISK FACTORS

     Before you invest in our securities, you should be aware that there are various risks. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. You should consider carefully these risk factors, together with all of the other information included in or incorporated by reference into this prospectus before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations may be materially adversely affected.
                          Risks Relating to Our Company

Because we have a limited operating history, our historical financial data may not allow you to accurately assess the prospects for our business.

     We were organized in February 1997, and have only a limited operating history. Accordingly, it is difficult to project future revenue growth based on past performance of our business. Our ability to increase sales and profits is difficult to evaluate from our limited historical financial data. Therefore, an assessment of our prospects based on such data may not be accurate.

We cannot predict our success because our business model of selling through distributors and via the Internet is evolving and unproven.

     The success of our business depends on our distributor network, developing customer leads and commercial acceptance of effecting transactions to purchase medical diagnostic tests and laboratory products via the Internet. We cannot predict whether we will increase sales to the volume or at prices we need to become profitable. Although our distributor network and transactions with customers via the Internet are growing, we cannot be certain that this growth will continue in its present form, or at all, or that Internet growth will mean increased sales for us.

We are vulnerable to the uncertainties and difficulties frequently encountered by early stage companies, which could further hinder our success.

     As a new company, we are subject to the uncertainties and difficulties encountered by early stage businesses, such as our ability to implement sales and marketing plans and retain and motivate qualified personnel. As our business grows and matures, we anticipate that our distributor network will require that we provide new and different customer services that meet the needs of our customers and we do not know whether we will be able to adapt to those changes. These new customer services include:

     - Corresponding with and providing information directly to our customers via the Internet rather than using facsimile transmissions;
     - 24 hour, 7 days per week access to technical support for our customers; and

     -    Instructional  videos  and  seminars  accessible  via  the  Internet.

     We do not know whether we will successfully implement our strategy to increase sales online through our GLOBALeMED system, whether we will generate sufficient net cash flow from operations, or whether we will be able to obtain sufficient funding to satisfy all of our working capital needs, trade payables and obligations under capital leases.

Due to our current financial condition, we may be unable to continue our business as it is now being conducted.

     The report of our independent certified public accountants in connection with the audited financial statements as of March 31, 2002 and March 31, 2001 and for each of the two years then ended, contains an explanatory paragraph indicating factors that create substantial doubt about our ability to continue our business as it is now operating in its current financial situation. Factors considered in this assessment include recurring net losses since inception and uncertainty surrounding future equity financing.

We  have  a  history  of  and  expect to continue to incur losses in the future.

     To date we have not been profitable. We have incurred significant losses since inception and we expect further losses in the future. We reported a net loss of $2,421,453 for the fiscal year ended March 31, 2002. As of March 31, 2002, our accumulated deficit was $7,036,404. We cannot be certain that our revenues will increase or that we will obtain sufficient revenues to achieve profitability.

Our growth will likely require additional capital, which, if not available when needed could cause us to curtail or even terminate operations.

     We may require additional working capital and other funds in order to hire additional personnel to support our customers, increase our advertising and marketing program, and operate our business as we expand our operations. We may not be able to raise additional capital in the future on terms acceptable to us, or at all, to meet these plans. If we require additional financing and acceptable sources of financing are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available funding, and we could even be forced to terminate operations completely.

Our future financing agreements may contain restrictions that affect our ability to take certain business actions, including pursuing our expansion strategy.

     We plan to enter into borrowing arrangements with secured and unsecured lenders for working capital needs, including receivable and inventory financing. The restrictions and covenants in any future financing agreements may hinder or govern our ability to enter into other financing arrangements, pursue our expansion strategy or engage in other business activities that may be in our interest. For instance, credit agreements with banks may restrict the total amount of debt that a company may incur.

If we enter into this type of agreement, absent a waiver from the lender, we will be unable to borrow additional funds from other sources if borrowing such additional funds will increase our debt above the limited amount. In addition, if we enter into a secured financing agreement, as we currently intend, we will be required to pledge certain assets as collateral for the loan, such as our accounts receivable and/or our inventory. If we are required to covenant against pledging the same collateral for a secondary financing, we may be unable to enter into any other secured financing if we have no alternative collateral. The limitation of our ability to obtain additional financing in the future for working capital, capital expenditures, debt service requirements or other purposes could:

     - prevent us from taking any number of business actions that we believe are beneficial or even necessary to continue our operations;

     -    limit  our  ability to plan for, or react to, changes in our business;

     - place us at a competitive disadvantage with those of our competitors having greater financial resources; and

     -    make  us  more  vulnerable  to  an  economic  or  industry  downturn.

In addition, a breach of any of these covenants, or other common covenants such as the borrower's compliance with financial ratios, could result in a default under our obligations, permitting the lender to accelerate the maturity of the loan, which we may not be able to pay. This, in turn, would restrict our access to working capital, which would result in reduced cash flow necessary to conduct our business.

We may encounter difficulties pursuing our expansion strategy and managing our growth, either of which could hinder our success.

     Our ability to generate sufficient cash flows from operations will depend upon continued growth in many different geographic and economically diverse markets. Our growth plans are likely to place considerable strain on our management team, internal accounting system, management information systems and the third-party systems on which we depend. Our expansion strategy includes, among other goals:

     - forming joint ventures or other strategic alliances to increase our sales;

     - forming joint ventures to support our distributors with advertising and provide them with other assistance to help them grow their customer base;

     -    implementing sales offices in each of our regional geographic markets;
          and

     - adapting our GLOBALeMED website to different geographic markets and their cultural trends.

     Our failure to keep up with our personnel needs during our expansion or to improve our systems increase the risk that we will not be able to achieve our growth objectives or, if achieved, we will not be able to manage our operations effectively.

If we fail to keep our president or attract and retain qualified employees, we may not be able to compete effectively, which could result in reduced revenues.

     Due to the specialized nature of our business, we are dependent upon the continued efforts of Ken Peters, our president. The sale of diagnostic test kits internationally not only requires experience in healthcare and biotechnology, but also a knowledge of the geographical markets in which the tests will be sold. Mr. Peters has more than twenty-five years of combined experience in healthcare, biotechnology and the sales and marketing of diagnostic products, particularly in the international marketplace. While we have obtained key man life insurance on Mr. Peters in the amount of $2,000,000, the insurance may not be enough to secure a replacement with the depth of experience of Mr. Peters in the event of his loss.

     Our success also depends on our ability to attract and retain additional highly qualified management, technical, marketing and sales personnel. These individuals are in high demand, the hiring process is intensely competitive and we may not be able to attract the staff we need on terms acceptable to us. In addition, this recruitment effort could be time consuming and could potentially divert the attention of our management from our operations.

                   Risks Relating to Our Strategy and Industry

We operate in a highly competitive and technical environment and may not be able to succeed against larger companies with greater resources.

     The medical diagnostic test kit market and the laboratory product market in which we operate are highly competitive and subject to rapid technological change. A large number of companies are involved or are becoming involved in the development and sale of diagnostic tests, both through distributors and over the Internet. Competitors include major pharmaceutical and medical diagnostic companies, many of which have considerably greater financial, technical, clinical and marketing resources than we do. Although we believe that several of our products, such as our rapid HIV whole blood test, have distinct advantages, we may not be able to exploit these advantages because our competitors may improve existing products more efficiently than we do or may design and develop new diagnostic products that are more accepted in the marketplace than our products. Further, these markets are expected to continue to undergo, rapid and significant technological change, and we expect both local and international competition to intensify as technological advances in such fields are made.

If we do not increase the recognition of our brand name, we may not be able to increase sales.

     We believe that, to be successful, we must enhance our name recognition, both with customers and suppliers. We believe that name recognition will become an increasingly important competitive factor as the number of Internet sites grows. We have only been selling our products for less than three years under our brand name, and we intend to continue our marketing campaign in order to build name recognition for our brand in many countries outside the United States and Europe. Our marketing campaign may not accomplish this goal because it is an expensive and time-consuming process, and we have a number of competitors with greater financial resources than we do, many of whom have well-established brand names. If we do not succeed in promoting our name, we may not be able to generate sufficient revenues.

The continued expansion of our business outside the United States presents us with special risks. These risks could cause us to incur significant expense to do business or may even prevent us from doing business in certain countries.

     Our business strategy is to continue to build our distribution network and our interactive transactional and informational network of local GLOBALeMED websites, country-by-country, in order to expand our business and increase our revenues. We intend to maintain a website in each country where we have an exclusive distributor who will only sell our products. As we continue to develop our international operations, we will increasingly become subject to a number of special risks affecting multi-national businesses, such as:

     - Trade barriers - The imposition of import regulations, duties, taxes and other charges on imports could have the effect of making our products less competitive in the geographic market imposing such regulations and charges. The price of our products to end users due to import regulations or additional tariffs may be higher than comparable products manufactured or distributed by a domestic company that is not required to comply with import regulations or pay import taxes. This could significantly reduce our sales and revenues.

     - Currency regulations - We have maintained a policy of being paid solely in U.S. dollars. However, in the event that we change our policy to accept payment in other currencies, our reported accounts receivable will decline in value if the currencies of the countries where we sell our products depreciate relative to the U.S. dollar. To date, we have not tried to reduce our exposure to exchange rate fluctuations by using hedging transactions. Although we may enter into hedging transactions in the future, we may not be able to do so successfully. In addition, our currency exchange losses may be magnified if we become subject to exchange control regulations restricting our ability to convert local currencies into U.S. dollars.

     - Political risks - General geopolitical risks, such as political and economic instability and changes in diplomatic and trade relationships, could hinder or completely prevent us from selling our products in a particular country. For example, although valid approvals and validations of our products may be obtained in a given country, protectionist policies and unforeseen political agendas may present impediments to our ability to do business in such country. As a result, our sales could suffer.

     In addition, as a result of our customers being located outside of the United States, it will be very difficult for us to institute cost effective collection proceedings with respect to any of our accounts receivable that may become in default.

We are dependent on telecommunications infrastructure providers to provide our customers with connection to the Internet for access to our websites.

     Telecommunications infrastructures are different in each of the countries where we sell our products and offer our services through our GLOBALeMED website. We cannot control or influence how customers connect to the Internet in these countries.

     Our business depends in part on the capacity, expandability, affordability, reliability and security of the telecommunications infrastructures that our customers utilize. The use of our websites and the distribution of our products and services require Internet users to initiate connections between their personal computers and their Internet service providers. Because we depend on third-party telecommunications carriers for such connections, we do not have direct control over network reliability and certain aspects of service quality. A natural disaster, fire and flooding, power loss, software related system failures and various similar events that affect the Internet service provider's ability to provide connection to the Internet or the telecommunications lines we use, or that affect a nation's telecommunications network in general, could prevent our customers from being able to access our websites and result in loss of sales and revenues.

We depend on third-party Internet service providers for our website to be available to our customers.

     Use of our GLOBALeMED interactive transactional and informational website is dependent upon third-party Internet service providers to provide access to the Internet for us and our customers. We have no control over these third parties. If Internet service providers go out of business, do not provide adequate Internet services or the quality of such services falls below a satisfactory standard, our customers will be required to expend time and effort to obtain another Internet service provider. Any length of time that a customer does not have access to the Internet could decrease our sales and, therefore, our revenues.

Because our business plan relies on increasing the sale of our products via the Internet, our business prospects are dependent on continued growth and acceptance of the Internet and e-commerce.

     Our business will suffer if the global marketplace for our products and services does not accept the Internet as a business tool. Business-to-business e-commerce is a new and emerging business practice that remains largely untested in the international marketplace. We currently sell our products through regional distributors and via the Internet. However, we believe that the ability to easily and conveniently purchase our products via the Internet will differentiate us from our competitors. Therefore, most of our future growth and profitability will depend on the success of our GLOBALeMED interactive transactional and informational websites where our customers can buy our diagnostic tests online and obtain customer support services. Growth in the demand for the ability to purchase our products via the Internet depends on the adoption of e-commerce and Internet solutions by worldwide industry participants, which requires the acceptance of a new way of conducting business and purchasing diagnostic tests and laboratory products. A number of factors, in general, may inhibit Internet usage, including inadequate network infrastructure, security and privacy concerns, fraud, government regulation, high telecommunication tariffs, inconsistent quality of service, fulfillment logistics and non-availability of cost-effective service. If widespread commercial acceptance of the Internet does not develop, we likely will not be able to expand our e-commerce business, which will prevent us from obtaining enough customers to be profitable.

The Internet's infrastructure may not be able to service demand, which may hinder our customers' ability to access our website and result in reduced revenues.

     The growth and increasing volume of Internet traffic may cause performance problems that may adversely affect the development of our Internet-based business. The growth of Internet traffic to high volumes of use over a relatively short period of time has caused frequent periods of decreased Internet performance, delays and, in some cases, system outages. This decreased performance is caused by limitations inherent in the technology infrastructure supporting the Internet and the internal networks of Internet users. The international marketplace is even less developed in its Internet infrastructure, which may pose problems in the form of delays, interruptions and communication failures. If Internet usage continues to grow rapidly, the infrastructure of the Internet and its users may be unable to support the demands of growing e-commerce usage, and the Internet's performance and reliability may decline. Network capacity constraints, especially at times of peak usage, can prevent or delay access to connect to the Internet. If our existing or potential customers experience delays on the Internet, the adoption or use of our Internet-based, interactive transactional and informational website may grow more slowly than we expect or even decline. Consequently, we may have difficulty obtaining new customers, or maintaining our existing customers, either of which could reduce our potential revenues and have a negative impact on our business, results of operations and financial condition.

Security risks and other disruptive events with respect to the Internet or our computer systems could harm us by jeopardizing customer confidence in us.

     Both our infrastructure and the infrastructure of Internet service providers may be vulnerable to unauthorized access, computer viruses or similar disruptive problems and system failures. Security and disruption problems with the Internet or our website may prevent customers and potential customers from accessing our website.

Third parties could potentially jeopardize the security of confidential information stored in our computer systems or our customers' computer systems. Customers generally are concerned with security and privacy on the Internet and any publicized security problems could deter customers from conducting transactions with us. In addition, we could lose customers if our service, or the Internet in general, is merely perceived as not having adequate data security.

Our computer systems are also subject to damage caused by fire, flooding, telecommunications failures, power loss, software-related system failures and various similar events. Any of these events, whether intentional or accidental, could lead to interruptions, delays or cessation of service. Protecting against the threat of security breaches or alleviating problems caused by breaches may be expensive to solve and could require us to spend significant capital or other resources.

Although we maintain redundant computing and/or communication resources, if there should be a complete failure of such systems, our insurance policies will not adequately compensate us for any losses that may occur due to such failures or interruptions in our business.

Because we do not maintain a research staff and rely upon outside manufacturers to design and produce products for us, we run the risk that our manufacturers may not meet all of their contractual obligations.

     We contract with 36 suppliers to manufacture and produce various components of our products. While there is an agreement with each supplier, there can be no assurance that such contracts will be fulfilled or that internal problems within these third parties will not affect production or productivity in the future. While we believe that the suppliers have the ability to meet production requirements, there can be no assurance that the suppliers will meet all their contractual obligations or that we will not be adversely affected in the event of a breach of contract. We believe it is possible to obtain suitable replacement products from other suppliers. However, the loss of a supplier may still have some negative impact on our operations if:

     - The replacement supplier's prices for the product components are greater than those of the lost supplier; or

     - The replacement supplier cannot supply the product components within the production schedule.


If the need for the products that we select to supply is not strong or decreases, our revenues may suffer.

     It is important to our business to select and obtain products that are widely needed by the medical community. We have decided to focus our procurement efforts with suppliers of the following:

     -    New  and  improved  components  for  our  existing  products;  and

     - New infectious disease diagnostic products with increased sensitivity resulting from detection of the amount of DNA of a virus in a human to indicate how sick the person is, utilizing non-invasive specimens such as urine instead of blood or serum.

     If we are unable to obtain these products or if we are unable to obtain them in quantities sufficient to supply our customers, it may hinder our ability to compete and may result in reduced revenues, potentially limiting our ability to achieve our business plan.

Because we must obtain government approval in each country where our products are sold, a delay by any country to grant us such approval will delay and could hinder our ability to generate sales in that country.

     In order to sell our products we must obtain product or company registration in each country in which our products are sold. For instance, the South African government has authorized the purchase by its government hospitals and clinics of HIV diagnostic test kits from select approved vendors. South Africa recently approved our vendor status, which authorizes the government hospitals and clinics to purchase these kits from us. Sometimes, the approval process can be expensive and time consuming. As a result, any delay or refusal by a particular country to grant us, or, as the case may be, our products approval could hinder our ability to generate sales or penetrate a market and result in decreased revenues.

If we are unable to obtain certificates of exportability for any product, we will be unable to export that product.

     The vast majority of our sales occur outside the United States. In order to export our products, we must obtain certificates of exportability from the U.S. Department of Health and Human Services for each one. A Certificate of Exportability indicates that the product has been manufactured in compliance with FDA guidelines. In order to receive a certificate of exportability, clinical trials to test the accuracy and reliability of each of our products must be performed in any one of eleven countries, FDA Tier I Status Nations, that the FDA recognizes as meeting U.S. standards in the quality, testing and control of drugs and medical devices; the country then provides us with the results of the clinical trials. If the results show that our product is sufficiently accurate and reliable, we submit the results to the FDA which automatically grants the certificate of exportability. In the future, if we are denied a certificate of exportability for a product for which there is a large demand outside the United States because it fails to succeed in the clinical trials, our revenues would suffer.

If we are unable to obtain licenses for the components of our products, the number of products that we sell may decrease, therefore decreasing our revenues.

     A large number of individuals and commercial enterprises seek patent protection for technologies, products and processes that we may, in the future, use as components of our products. To the extent a third party receives patent protection for a technology, product or process that we desire to use, we may be required to obtain licenses from such parties. There can be no assurance we would be able to obtain those licenses at all or on terms acceptable to us. If we are unable to obtain the necessary licenses, we may be unable to sell some of our products, which would reduce our revenues.

We have limited product liability insurance and could be required to pay damages exceeding the amount of our insurance.

     Our business exposes us to product liability risks relating to the manufacturing, marketing and sale of diagnostic products. To date, we have not experienced any product liability claims, but any such claim arising in the future could have a material adverse effect on our business, financial condition and results of operations. We have limited product liability insurance in effect which, in the event of any legal action by third parties, could result in significant legal defense fees as well as damages for liability. While we may seek to obtain additional insurance in the future, the cost may be prohibitive. Therefore, we may have to rely on those companies from whom we purchase our product components to provide such liability insurance. There can be no assurances that we will be able to obtain product liability insurance or that companies from whom our product components are purchased will be able to obtain product liability insurance. In the event that we are held liable for a claim against which we are not indemnified, or for damages exceeding the limits of our insurance coverage, or if any claim or product recall results in significant adverse publicity against us, such claim or publicity could require us to pay substantial amounts of money in damages or, as the case may be, spend significant amounts of money on publicity for damage control. Even worse, we could be forced to terminate operations completely.

                         Risks Relating to the Offering

There is only a limited public market for our common stock, which may hinder the selling security holder's ability to sell the securities.

     There has been only a limited public market for our common stock. Our common stock has been publicly traded on the Nasdaq OTC Bulletin Board since September 1998. During that time, the trading volume of our stock has been extremely low. Low trading volume, which reflects a lack of interest in buying and selling a particular stock, may adversely affect our stockholders' ability to sell shares of our common stock quickly or at the current market price. There can be no assurance that an active public trading market will develop after this offering in our common stock or, if such a trading market does develop, whether it will be sustained.

Our stock price may be volatile, which could cause investors to lose all or part of their investment in our securities.

     The stock market has recently experienced volatility that has often been unrelated to the operating performance of any particular company or companies. The market for securities of early-stage, technology-based small market capitalization companies has been especially volatile. The market for our common stock has been no exception, experiencing prices ranging from as high as $11.25 during March 2000 to as low as $.10 when it began initial trading. If market fluctuations continue, our stock price could decline regardless of our actual operating performance and investors could lose a substantial part of their investments. The market price of our common stock will likely fluctuate in response to a number of factors including the following:

     -    variations  in  our  quarterly  results  of  operations;

     - announcements by us or our competitors of significant contracts, acquisitions, technological innovations or new products or services;

     - trends in businesses that sell their goods and services via the Internet; and

     -    general  economic  and  stock  market  conditions.

Future  sales  of  our  common  stock  may  lower  its  market  price.

     Future sales of common stock in the public by existing stockholders could materially adversely affect the market price of our common stock. In addition to the shares of common stock being sold by the selling security holders in this offering, substantial numbers of shares of common stock are, or will be, freely tradable in the near future. Approximately 2,765,500 shares of the remaining common stock issued by us prior to this offering will still be "restricted securities" and may be publicly sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as Rule 144. Sales of substantial amounts of shares in the public market following the expiration of restrictions imposed by Rule 144, or the prospect of such sales, could cause the market price of our common stock to fall. The reduction in the market price of the common stock that these sales may cause may make it more difficult for us to sell equity securities in the future at times and prices that we deem appropriate.

We are subject to the penny stock rules, which may make it more difficult for you to sell our common stock.

     Our common stock is subject to the penny stock rules promulgated under the Securities Exchange Act of 1934. The penny stock rules regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price per share less than $5.00. These rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with the current bid and offer quotations for the penny stocks, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure and documentation requirements may have the effect of reducing the trading activity in the secondary market for our securities. The penny stock rules may make it more difficult for stockholders to sell the common stock.

State securities laws may limit secondary trading, which may restrict the states in which the selling security holder can sell the shares offered by this prospectus and the conditions under which the selling security holder may do so.

     Secondary trading, which means the purchase and sale of securities in transactions other than by us or for our benefit, in common stock being sold in this offering will not be possible in each state until the shares of common stock are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals like Standard & Poor's and Moody's, is available for secondary trading in the state. Although we are currently listed in Standard & Poor's, there can be no assurance that we will be successful in registering or qualifying the common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, you, as an investor in this offering, will not be able to offer or sell any shares of common stock to a resident of that state, and such resident will not be able to purchase any shares of common stock from you. This limitation on secondary trading may decrease the demand and market for our securities. For information on whether we have registered or qualified the shares of common stock for secondary trading in a particular state, or whether an exemption from registration or qualification is available, contact Bettine Moller, our Corporate Secretary, at (305) 827-3304.

                           FORWARD-LOOKING STATEMENTS

     Some of the information in this prospectus may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believe," "could," "possibly," "probably," "anticipate," "estimate," "project," "expect,""may," "will," "continue," or "should" or other similar words and the negative thereof or other variations thereon or comparable terminology. Such statements are subject to certain risks, uncertainties and assumptions. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of the direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including those described in the section captioned "Risk Factors" above. We are not eligible for the safe harbor of the Private Securities Litigation Reform Act, because we are subject to the penny stock rules.
                                 USE OF PROCEEDS

     We will not receive any proceeds upon the sale of shares by the selling security holders. If, and when, the options are exercised by the selling security holders, the proceeds from the exercise shall be used by us for general corporate purposes.

                                 CAPITALIZATION

     The following table shows our capitalization at March 31, 2002. The table should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.


(Shareholders'  Deficit)
Common  stock;  $0.001  par  value;  25,000,000  shares
authorized
 11,110,476 shares issued and outstanding and additional
paid in capital                                                       6,610,822
Unearned Services                                                      (565,171)
Accumulated deficit                                                  (7,036,404)
                                                                   -------------
(Total Shareholders' deficit)                                          (990,753)
                                                                   =============

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock currently is quoted on the Nasdaq OTC Bulletin Board under the symbol "WDGI." The following table sets forth the high and low bid quotations for the common stock for the periods indicated. These quotations, as reported by the Nasdaq OTC Bulletin Board, reflect inter-dealer prices without adjustment for retail markups, markdowns or commissions and do not necessarily represent actual transactions. These prices may not necessarily be indicative of any reliable market value.


2000                         HIGH   LOW
----                         ----   ----

Quarter Ending March 31      11.25  9.75
Quarter Ending June 30       11.38  2.69
Quarter Ending September 30   4.88  2.00
Quarter Ending December 31    2.19  0.75

2001
----
Quarter Ending March 31       1.19  0.50
Quarter Ending June 30        0.66  0.22
Quarter Ending September 30   0.31  0.24
Quarter Ending December 31    1.24  0.28

2002
----
Quarter Ending March 31       0.86  0.27
Quarter Ending June 30        0.43  0.15

     On July 30, 2002 the last reported sales price of the common stock on the Nasdaq OTC Bulletin Board was $0.29 per share.

     As of July 30, 2002, there were 12,483,594 shares of common stock held of record by approximately 582 holders. This does not include shares that may be issued upon exercise of options.

     We have never declared dividends on our common stock. We intend to keep future earnings, if any, to finance our business, and we do not anticipate that any dividends will be declared in the foreseeable future. The future dividend policy will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors. We do not plan to declare any dividends in the foreseeable future.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties.

     Fiscal Year Ended March 31, 2002 compared to Fiscal Year Ended March 31, 2001.


Results  of  Operations

     Our revenues for the year ended March 31, 2002 decreased by 7% to $2,051,167, from $2,203,534 for the year ended March 31, 2001. The decrease in revenues was attributable to (i) a decrease in product sales to government contracts (ii) capital constraints (iii) a lower level of sales to existing customers .

     South America, the Caribbean, Eastern Europe and the Middle East and Africa are our strongest markets and in combination accounted for 90% of total revenue for the year ended March 31, 2002 compared to 92% of total revenue for the year ended March 31, 2001. The lower percentage contribution to total revenues for these markets points to the strong growth in both the number of distributors and volume of sales in other markets that we sell to and these regions should continue to account for an increasing percentage of our total revenue going forward.

     Sales of qualitative rapid point of care diagnostic tests continued to show strong growth as a product category, increasing to 49% of revenues, for the year ended March 31, 2002, compared to 35% of revenues, for the year ended March 31, 2001. Laboratory equipment product revenues grew to 20% of revenues, compared to 13% of revenues for the year ended March 31, 2002 and 2001 respectively. Laboratory equipment also accounted for the largest increase in revenues in dollar terms for any product category outside of the qualitative rapid point of care product group. These two product categories are expected to continue as the primary drivers of overall revenue growth both in dollar terms and as a percentage of overall revenue. Booked sales after September 11, 2001 were adversely affected by our lack of capital that restricted our ability to purchase goods and fulfill orders. Lack of capital has resulted in reduced shipments and increased backlogs of which 50% dissipated as a result of our inability to acquire external funding. In the future, revenues of the clinical chemistry reagent category are expected to grow at the same rate as laboratory equipment product revenues because of the use of these products when running laboratory equipment. Revenues from the other product categories will show growth in dollar terms but at lower growth rates, resulting in these product categories comprising lower percentages of total revenue.

     Fluctuations in the absolute dollar amount of revenue for each of the six main product groups during the fiscal year ended March 31, 2002 compared to the fiscal year ended March 31, 2001 were caused by:

-     the  varying  need  for  particular product groups in different countries;

- the addition of new distributors who chose to focus their efforts in certain product groups;

-     the  number  of  distributors  in  a  given country during such years; and

-     our  marketing  strategy.

     Our marketing strategy is also the primary reason for the growth in the qualitative rapid point of care diagnostic test product group, both in absolute terms and as a percentage of total revenue. Our marketing strategy has affected the growth of other product groups to varying degrees.

     Sales returns have historically been, and continue to be insignificant. Because of extensive product quality control and review, which is conducted prior to product shipment, the return rate as a percentage of sales is anticipated to remain at a low percentage.


     Our gross profit on product sales decreased to $316,100 in 2002 from $450,899 in 2001. The decrease in gross profits was attributable to a decrease in sales. Gross profit as a percentage of sales decreased to 15.4% during the current year from 20.5% in the prior year. The lower gross profit margin was the result of a change in sales mix and inventory write-downs to adjust for inventory subject to dating as well as reserving more conservatively for future potential dated inventory going forward. Furthermore, macro-economic events in international markets, for example the strengthening of the United States dollar against foreign currencies, as well as localized financial conditions in certain South American countries have put pricing pressure on our dollar denominated product sales.


     Selling, general and administrative expense increased to $2,386,330 for the year ended March 31, 2002 from $2,330,998 for the year ended March 31, 2001. The increase in these expenditures is not considered significant.


     Our net loss for the year ended March 31, 2002 was $2,421,453 or ($0.27) per share compared to a net loss of $1,966,611 or $(0.35) per share for the prior year. The net loss increased as a result of lower margins achieved in the current year and an increase in selling, general and administrative expenses. Non-cash charges associated with an extraordinary item of $0 and $53,851 were included in the years ended March 31, 2002 and 2001 respectively. Excluding the effect of this extraordinary item, the operating loss increased to $2,421,453 or ($0.27) per share in 2002 from $1,912,760 or ($0.34) per share for the same period in 2001.

     Liquidity  and  Capital  Resources

     Since beginning operations in February 1997, we have continued to sustain operating losses that have resulted in the use of our cash reserves. We anticipate that we will continue to incur net losses for the foreseeable future until we are able to generate sufficient revenues from product sales to sustain our operations and fund expenditure related to future growth. We have also undertaken a review of all expense items and initiated cutbacks in various areas.

     We had cash and cash equivalents of $72,843 at March 31, 2002 compared to cash equivalents of $283,429 at March 31, 2001. We had total current assets of $486,803 and total current liabilities of $1,821,113 at March 31, 2002. We had total shareholders' deficit of $990,753 at March 31, 2002. This compares to total current assets of $1,314,984 and total current liabilities of $996,257 at March 31, 2001, as well as total shareholders' equity of $710,734 at March 31, 2001.

     Cash used in operating activities was $666,973 for the year ended March 31, 2002 and $1,901,377 for the year ended March 31, 2001. Cash utilized in investing activities was $95,003 for the year ended March 31, 2002 and $170,996 for the year ended March 31, 2001 and related to the purchased of property and equipment.

     Net cash provided by financing activities was $551,390 for the year ended March 31, 2002 and $2,274,985 for the year ended March 31, 2001 arising primarily from the proceeds from debt and common stock issuances in the year ended March 31, 2002 and from the proceeds of common stock issuances in the year ended March 31, 2001.

     There is no assurance that we will generate significant revenue or achieve profitability, or that we will not require additional working capital or other funds at a later date for the maintenance and expansion of operations. There is no assurance that we will be successful in obtaining additional financing or that such financing will be available, nor if such financing becomes available that it would be upon acceptable terms to us.

     Furthermore, if we are unable to raise additional funds, we may be required to reduce our work force, reduce compensation levels, reduce dependency on outside consultants, modify our growth and operating plans, and even be forced to terminate operations completely.


     Our  operations  could  also  suffer:

- if we are unable to obtain licenses from third parties for the components of our products,

- if our products liability insurance is not sufficient to cover damages from any claim that may be asserted against us,

- if we are unable to compete as the technology in the diagnostic test kit field rapidly changes,

- due to our need to rely on telecommunications infrastructures in foreign countries in order to increase our operations, and

- due to the regulatory and political risks of doing business in foreign countries.

     The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

     The report of our independent certified public accountants in connection with its audited financial statements as of March 31, 2002 and March 31, 2001 and for each of the two years then ended contains an explanatory paragraph indicating factors which create substantial doubt about our ability to continue as a going concern. These factors include recurring net losses since inception and uncertainty surrounding future equity financing through anticipated offerings.

     Inflation

     The rate of inflation has not had a material impact on our operations. Moreover, if inflation remains at its recent levels, it is not expected to have a material impact on our operations for the foreseeable future.

                             DESCRIPTION OF BUSINESS

     We are an early stage business that began operations in February 1997 for the purpose of servicing the international demand for medical diagnostic tests and laboratory products.

     We have developed a menu of more than 1,000 products through contract manufacturing and original equipment manufacturing agreements and brand labeled products, though the core number of products regularly purchased by customers approximate 110 products representing about 84% of our revenues As such, any customer can obtain a large selection of laboratory diagnostic test kits and laboratory supplies from one source as both a supplier and exporter. This eliminates the multiple freight costs incurred when it is necessary to buy laboratory products from many exporters. The products are marketed through our distributor network and our website, www.GLOBALeMED.com, which is also accessible through our other Internet addresses: www.labtestkits.com and www.worlddiagnostics.com.

     We have developed and distributed, under our own brand name, a range of rapid tests that can be administered in a doctor's office to test diseases, such as infections, cancers, chemical dysfunctions and organ dysfunctions, in addition to other medical diagnostic tests, and laboratory products. Our various rapid diagnostic test kits incorporate genetically engineered technology to diagnose infectious diseases, such as HIV, cholera, hepatitis and tuberculosis, as well as various sexually transmitted diseases. These products provide accurate and cost-effective diagnosis of acute and chronic conditions in the areas of reproductive health, viral and bacterial infectious diseases, gastrointestinal, hormonal, and autoimmune disorders, cancer and cardiac markers, therapeutic drugs and drugs of abuse testing. Our products are made to specifications through a network of suppliers and contract manufacturers, many of which are interchangeable.

     We sell our medical diagnostic test kits and laboratory products through a network of 96 distributors covering 84 countries in conjunction with our GLOBALeMED website. Our GLOBALeMED business-to-business interactive transactional and informational website serves as a convenient, easy, quick and effective solution to the one-stop product needs of medical professionals to purchase products and to access critical data and technical support online.

     In March 1998, we began to market our products by providing a limited menu of medical diagnostic tests that we offered for sale through international distributors serving particular countries. In May 1998, we acquired the assets of Health Tech International, Inc., which consisted primarily of distribution agreements and certain technology for rapid diagnostic tests. This transaction was treated as a combination of companies under common control with us as the surviving company. In July of 1999, we received certificates of registration for product sales including a Certificate of Foreign Government and a Certificate of Exportability 801(e) from the U.S. Department of Health and Human Services. Each of these certificates recognizes us as being FDA compliant with regard to those of our products it covers. The difference is that the Certificate of Foreign Government states that the products are good for sale in the U.S. and for export, and the Certificate of Exportability states that the products are good for export only. The FDA requires that to ship In Vitro Diagnostic tests, which are tests performed outside the body, a company must be registered to ship these products from the U.S.

     In March 1999, we posted our initial website, www.labtestkits.com, which we used to recruit new distributors. In June 1999, we added a rudimentary electronic shopping cart to the website, making it a fully transactional website for purchasing medical diagnostic test products online.

     In September 1999, we began the design of our GLOBALeMED interactive transactional and informational website, which became operational in November 1999. Local sites were launched in Chile and Romania in February 2000, and in South Africa in March 2000. As of July 2002, we have established thirty such localized websites. In South America, sites have been established for Argentina, Chile, Colombia, Guyana, Nicaragua, Paraguay, Peru, Uruguay and Venezuela. In Europe, sites have been established for Austria, Italy and Poland. In Eastern Europe, sites have been established for Romania, the Czech Republic, Austria and Hungary. Throughout the Caribbean, sites have been established for Aruba, Dominican Republic, Dutch Antilles, Jamaica and Trinidad and Tobago, Grenada and Barbados. In Africa and the Middle East, sites have been established for South Africa, Saudi Arabia and Egypt. In Asia localized websites are active in South Korea, Hong Kong and Vietnam.

     The GLOBALeMED system is designed to permit participants in each country to purchase our product offerings online and to obtain technical information, product support and training. These localized websites are portals to and, therefore, provide for centralized online purchasing through our GLOBALeMED website. At the same time, each local website serves as a resource for news and information concerning healthcare matters of community interest in that particular country, such as content provided by professional societies, event calendars, bulletin boards, publications, information about our local GLOBALeMED representative and hyperlinks to other related local and global websites. The GLOBALeMED system provides access to authoritative medical data through search engines and alliances with internationally recognized organizations, enabling professionals and businesses to obtain both local and global healthcare and medical laboratory information. In addition, a technical staff is available by telephone, fax, e-mail or online through our website to support customers. The continuing implementation of our GLOBALeMED system is dependent upon our ability to continue to raise additional financing.

     Our revenues are derived primarily from South America, the Caribbean, Europe, the Eastern European Common Market, Asia, the Middle East and Africa representing our secondary source of revenues. For the fiscal years ended March 31, 2002 and March 31, 2001, our largest customer accounted for approximately 12% of our revenues. Our annual sales were $2,051,167 for the year ended March 31, 2002 from approximately $2,203,534 for the year ended March 31, 2001.

E-Commerce

     The Internet has emerged as the fastest growing communications medium in history and is dramatically changing how business communicates and shares information. It has created new opportunities for conducting commerce, streamlining complex processes, lowering costs and improving productivity. Through the Internet, we are able to communicate with a large number of buyers throughout a highly fragmented market and provide these buyers with a range of products, technical information and support. We enable distributors and end users of medical diagnostic tests and laboratory products to efficiently identify, evaluate and buy over 1,000 of our products through our website via an Internet based purchasing solution.

     Our  GLOBALeMED  system is comprised principally of the following elements:

     -  Industry  Focused  Transactional  Website

     -  Online  Technical  Support  and  Training  Aids

     -  Medical  News  and  Information  throughout  the  World

     -  Community  of  Professional  Interests

     -  Global  and  Localized  Website  Orientation

     -  Links  to  Other  Websites  for  Authoritative  Data

     Our transactional website is secure, easy to use and highly functional for ordering products. Our GLOBALeMED solution connects users with global health organizations providing authoritative information from an international database concerning clinical studies and patient results, disease states and healthcare conditions. In addition, it has a resource program for frequently asked questions. Our website is user-friendly, with a qualifying questionnaire that captures valuable information about customer purchasing patterns, preferences and interests. This data is automatically added to our database to improve customer service and future data mining.

     Our GLOBALeMED e-commerce solution seamlessly links purchasers of medical diagnostic tests and laboratory products with our ability to efficiently deliver a wide range of products and services unavailable from any other single source. Our supply chain integrates a manufacturing base of numerous producers that provide timely delivery of intermediate and finished goods to us, which conducts final inspection and packaging before shipping directly to our customers. Our GLOBALeMED solution offers a simplified electronic catalog to access technical and product information, product selection, pricing, and an efficient order and order-tracking mechanism.

     We are continuing to establish our GLOBALeMED system in certain target countries where we believe that our products will be in high demand. The GLOBALeMED system is creating a growing customer base in the thousands by providing efficient online purchasing options, technical support, valuable information and industry news, and a community of interests where professionals can access data, obtain educational material and derive other benefits. Customers are able to access our global home page or a local website that is adapted to local culture, languages and practices. The shopping cart option functions on a transparent basis to facilitate centralized purchasing. The shopping cart appears to the customer to be localized, while at the same time offering the option to visit our global website and home page, or access the our GLOBALeMED websites in various other countries.

     Our centralized purchasing from our suppliers is based upon orders projected and received. Buying patterns differ around the world due to different disease states, environmental and cultural biases. Accordingly, forecasting levels of production from our manufacturing network to meet sales expectations are closely monitored in terms of amounts, types of products, inventory requirements and timing of delivery. We recently installed a new accounting system and has integrated information from its manufacturers and suppliers with its sales forecasts and inventory levels, so as to provide prompt delivery to enhance our competitive position.

Brand  Equity

     We are concentrating on building brand equity through our distributor network, branded product sales, and through the GLOBALeMED system. Our management considers brand equity to be important to build growth and recurring revenues.

     Our company name image and brand equity consists of the following components:

     -     World  Diagnostics,  WDI  and  GLOBALeMED

     - "Smart Check," "Smart Strip" and "Avantage", "Smartlyte" and "Smartwell" products marketed under the WDI label

     We plan to continue building brand equity through advertising, marketing seminars and alliances that serve to increase sales and drive customers to our GLOBALeMED website. These include:

     - Local and global advertising in trade publications, newsletters, medical journals and healthcare publications

     - Educational seminars for professional societies on a country-by-country basis

     -    Trade  shows  and  special  events  for  medical  professionals

     -    Direct  marketing  initiatives and special promotions for local groups

     - Public awareness campaigns with government and non-government organizations

     - Partnering with local ISPs and portals on a global and by country basis

     -    Establishing  marketing alliances with medical websites and businesses

Market  Overview

     The 2001 worldwide market for In Vitro Diagnostic ("IVD") test products using urine, blood and saliva was estimated to be $20 billion annually, of which approximately 40% is in the U.S., 26% is in Europe, 12% is in Japan and 22% is in recently developed economies and emerging market countries. (Source:
Diagnostic Consulting Group, from a report commissioned by us). The moderately developed and emerging markets, with aggregate market size estimated to be approximately $4.2 billion, has two components: public and private sectors. (Source: U.S. Department of State 1999). The World Health Organization estimates that infectious diseases are responsible for almost half of the mortality in developing countries. Of persons worldwide who are HIV positive, 95 % are in Latin America, the Caribbean, Africa and Asia.

Diagnostic  product  sales  are  driven  by  several  factors,  including:

     - The need for easier methods to diagnose disease states or medical disorders so as to enable effective physician response to the patient.

     - Recognition that diagnostic products afford early detection of diseases or medical disorders.

     - Prompt response to increases in infectious disease disorders through rapid diagnosis and isolation of infectious individuals.

     - Government policies to contain or decrease costs to the medical and social system and to contain epidemic situations.

     The vast majority of international end users typically buy from numerous relatively small local distributors that often stock a limited range of test kits and lack the expertise to provide timely delivery and technical support. In emerging markets or moderately developed economies, the substantial majority of medical laboratories are small in size and account for the majority of diagnostic product sales. By contrast, diagnostic product sales in the United States are predominantly to large labs. Smaller international accounts in highly fragmented markets have been less desirable for large corporations as these accounts are too expensive to be managed or directly sold to by large corporations whose equipment and diagnostic products are capital intensive and geared to larger scale usage.

     In moderately developed economies and emerging markets, price, availability of products, ease of use and technical support are of major importance. The highest diagnostic priority in moderately developed economies is improvement in the efficiency and quality of physician care. In emerging markets it is to identify and contain infectious disease disorders that is of primary importance. In both markets, price, delivery time, technical support and prompt response to inquiries are important. In these markets an increasing amount of funds are being provided by governments and development organizations, such as UNICEF, USAID, the World Bank and the IMF, for the use of rapid diagnostic testing, often at point of care or on-site, to identify and isolate infectious individuals. This policy is driven by a need to minimize costs to the medical and social system for the general health and welfare improvement of populations as well as containing epidemic situations. Moreover, we believe that population control is a growing area in diagnostic product sales behind infectious diseases for the emerging markets countries. International funding of rapid diagnostic products for pregnancy and ovulation detection is also supported by UNICEF, USAID, the World Bank and IMF.

Products

Our current catalog of approximately 1,000 products offers a comprehensive commonly used range of medical diagnostic test kits and laboratory products. The kits are made in generic form and packaged under our label. Our emphasis on rapid tests include cardiac markers such as Troponin I for instant point of care ("POC") myocardial infarction, cancer markers such as Prostate Specific Antigen tests to screen for prostate cancer, sexually transmitted disease tests for HIV, Gonorrhea, Chlamydia, Syphilis and infectious disease tests for Cholera, Tuberculosis, Dengue Fever, Malaria, Rotovirus, Rubella and HCV.

     Our diagnostic product line consists of four main groups and are marketed under the World Diagnostics Inc. or the WDI label.

     -  Qualitative  Rapid  POC  Diagnostic  Tests
        ------------------------------------------

          Product brand names "Smart Check" and "Smart Strip" for HIV, Syphilis, Ovulation, Pregnancy, Drugs of Abuse, and others tests used for infectious and immune complexes.

     -  Quantitative  Laboratory  Tests
       --------------------------------
          Product brand name "Avantage" ELISA kits for blood banking, hormones, cancer markers, infectious diseases, allergy, fertility, gastrointestinal, immune and other disorders.

     -    Routine  Urine  and  Latex  Agglutination  Tests
          ------------------------------------------------
          These products are demanded in emerging markets, offer lower sensitivity; but are preferred by some governments because they are inexpensive.

     -    Clinical  Chemistry  Reagents
          -----------------------------
          This product group is fundamental to all laboratory operations. While it is mature, it continues to be a widespread mode of clinical testing.


The following table sets forth our revenues from our main product groups for the year ended March 31, 2002, and 2001:


                                         For  the  Year  Ended
                              March  31,  2002          March  31,  2001
                             -------------------------------------------

Qualitative Rapid Point            $1,007               $  779
of Care Diagnostic Tests

Laboratory Equipment                  400                  289

Quantitative Laboratory Tests         277                  332

Miscellaneous Laboratory Supplies     200                  133

Urine & Latex Agglutination Tests      84                  308

Clinical Chemistry Reagents            83                  363

  Total Revenue                    $2,051               $2,204

Technology

     We employ technologies utilizing some of the most modern "formats" available in the medical laboratory diagnostics industry. Format refers to the platform under which animal and human proteins are utilized to determine quantitative or qualitative test results. We market diagnostic quantitative and qualitative test kits covering clinical chemistry, amino acids and rapid diagnostic point of care tests. The technology format primarily utilized by our products embodies color development for a determination of results because most laboratories have instrumentation that can obtain results though optical density readings.

     Protein molecules called antibodies react with, or bind to, specific antigens, such as other antibodies, viruses, bacteria, hormones and drugs. The antibodies produced in response to a particular antigen bind specifically to that antigen. This characteristic allows for a wide range of diagnostic applications. The ability to detect the binding of antibodies to target antigens forms the basis for immunodiagnostic testing. Antibodies are typically deposited onto a solid petrochemical product that is used to make latex. A chemical that serves as a pointer to identify the presence of a human antibody, indicating the presence of illness, is then either incorporated onto the solid petrochemical or added separately once the solid petrochemical has been exposed to the test sample. If the target molecule is present in the test sample, the chemical that serves as a pointer to identify the presence of a human antibody, indicating the presence of illness, produces a visually identifiable color change in response to the resulting antibody reaction with the antigen. This provides a clear rate of color or endpoint color development for easy visual verification of the test results. Using this platform, whether as a qualitative or quantitative test, allows measurement of disorders covering product areas such as infectious diseases, cancer markers, hormones, immune disorders, fertility, therapeutic and drugs of abuse, serology, virology and microbiology.

     Our antibody and antigen tests are designed and engineered to use sophisticated molecular biology and DNA based genetic engineering techniques to produce proprietary and specific antigens to manufacture sensitive and specific kits for diagnosis. Natural immune systems of the human body produce antibodies to defend against abnormalities such as bacteria, viruses and cancer. Antibodies are produced in specific shapes and composition to attack and immobilize these abnormalities. Genetically engineered antibodies or antigens are more highly specific to increase detection of such abnormalities earlier than naturally formed antibodies. We offer four primary delivery system formats using the genetically engineered antigens: (1) Dipsticks, (2) Flow-through cassettes, (3) Microwell tests, and (4) A one-step lateral flow delivery system. While most diagnostic test formats utilize a basic antibody antigen concept, the four formats offered by us provide advanced proprietary technology and differ in terms of speed, ease of use, sensitivity, and specificity to address the particular needs of different tests.

     In 1998, we also funded the development of a one-step rapid urine HIV 1 & 2 diagnostic test in collaboration with an outside research party. We paid for such research collaboration through a licensing arrangement, whereby the research suppliers may participate in future income streams through royalties. This agreement was terminated in September 1999 due to non-fulfillment by the research party. We believe the technical know-how it possesses is proprietary and would consider entering into other agreements with research and development firms to continue further development of the rapid urine HIV test should circumstances be warranted.

Manufacturing

     We obtain IVD products through various contract arrangements with approximately 15 primary manufacturers and suppliers. We inspect and test for quality control upon receipt of these products and periodically conduct field audits of our suppliers to insure conformity to specifications and delivery schedules. These products come in many forms, such as enzymatic clinical chemistry products, quantitative immunodiagnostic assays, rapid immunodiagnostic products for point of care and detection human medical conditions and illnesses.

     It is our responsibility to verify that each component purchased from various suppliers and incorporated into our products is in conformity with FDA requirements. We maintain fully compliant FDA quality control labs and conduct audits of our suppliers and contract manufacturers to verify that our specifications are met.

Marketing  and  Distribution

      As of July 30, 2002, the number of distributors has increased to 96 including the 25 GLOBALeMED representatives, from a total of 88 distributors in the prior year. We will continue to drive our traditional distribution model until such time as worldwide acceptance emerges for online commerce which will allow for the expansion of the interactive shopping and informational website. Our non-distributor direct end-user customer base grew to 96 from 55 in the prior year. Since the establishment of our website, we have generated a substantial database of new customer leads and information for sales and marketing, of which the majority are distributor prospects that are screened and cultivated through e-mail and fax.

     Through our website, we attract new distributors who offer the capability for us to distribute increasing volumes of its products, promote our brand name in the distributors' respective countries and service end-user customers. At present, a substantial portion of our sales are derived from our distributor base, many of which use our website to place orders or to promote our product line. We have our highest concentration of revenues from distributors in South America, the Caribbean, Eastern Europe and Middle East and Africa. These regions accounted for approximately 70% of our current year revenues and 73% of revenues for the year ended March 31, 2001.

     We plan to continue to recruit distributors in order to increase sales and market penetration and use its distributor network as a means to expand its GLOBALeMED system on a country-by-country basis. We are concentrating on those countries and geographic regions where we believe that we will have the greatest opportunity to establish growing market share and critical mass for our GLOBALeMED system. To date, we have established thirty such websites. Local websites created for our distributors will be maintained by us. In addition to providing localized services and information, we will serve as a portal to other websites aligned with our GLOBALeMED system. These distributors are becoming logistical support centers and serve as selling organizations to promote end users to utilize our e-commerce solution. The distributor network facilitates and drives transactions through the local website to our global website, where orders are centrally processed. Distributors are able to keep track of order status and fulfillment on a localized basis.

     We concentrate on selling medical diagnostic test kits that have significant repeat business. Once a customer's laboratory has standardized its test menu and reference ranges for our products, we generally continues to be the provider of choice because of the need to maintain consistent accurate test results.

Customers

     We have successfully converted many of our accounts to online purchases through our GLOBALeMed e-commerce solution. The number of new online customers has also increased and management expects this number to grow at different rates, depending upon various factors within each country. Approximately 71% of sales are to distributors and 29% of sales are direct to end-users (i.e., clinics, laboratories, hospitals, physicians' offices). We are actively marketing direct end users of our products and making presentations at medical conferences and trade shows worldwide.

     We have established numerous incentives for distributors based upon their status that include: (i) discounts for pre-payment and prompt payment after delivery of goods; (ii) incentive coupons and cumulative value promotions for preferred customers who have good payment records; and (ii) other discounts relating to online and special promotional offerings. We plan to commence advertising and promotional campaigns aimed at end-user customers on a country by country basis to accelerate the transition of our customer base from distributor to end-user customer denominated.

Competitive  Conditions

     The competitive landscape for e-commerce solutions in medical diagnostic tests and laboratory products is extremely fragmented and limited in scope, especially in the international market. Most competitors are sellers of equipment or medical supplies. Some sell a limited range of diagnostic test products. Websites include a few buying groups, trade associations, some small niche distributors or manufacturers, a few large manufacturers, some publishers, and a handful of virtual malls. About 75% of the websites researched by us were US based. None were comparable to GLOBALeMED. Major medical diagnostic companies (typically European or US) traditionally rely upon a master distributor to manage an umbrella distribution network for both public and private sector sales, which does not compete with our strategy. We have generally found that:
(i) the market is highly fragmented throughout the distributor and end-user landscape; (ii) website links are in an early stage of development; (iii) no company has yet to establish a critical mass or dominant market share in any particular area concerning the markets served by us; and (iv) the majority of our competitors are small medical supply companies, buying groups, virtual malls and a few manufacturers.

Patents,  Trademarks  &  Licenses

     We have not applied for patent protection with respect to any of our products. We protect our trade secrets through confidentiality and non-competition agreements executed by our employees and suppliers.

Government  Regulation

     We currently maintain an FDA certified Good Manufacturing Practices facility and have FDA approval for 192 of the approximately 1,000 products we offer for sale. We have an FDA Registration Certificate of Foreign Commerce for our FDA approved products. We also have Certificates of Exportability 801(e) for all non-FDA approved products which are provided by us to distributors who have represented to us that such Certificates of Exportability permit the sale of our products in the respective countries. We believe that the export of these products is in compliance with applicable foreign law. An insignificant amount of our products are sold within the US which are subject to the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act, as amended and/or provisions under the Safe Medical Act of 1990, which governs the manufacture and marketing of medical devices, including in vitro diagnostic test kits. In addition to the foregoing, our present and future operations or products may be subject to regulation under the Occupational Safety and Health Act, Environmental Protection Act, Resource Conversion and Recovery Act, Toxic Substances Control Act, Clinical Laboratory Improvement Act and other present or possible future legislation and regulations, as well as by governmental agencies with regulatory authority relating to our business. WDI obtained ISO9001 certification during the fiscal year 2002.

Employees

     As of July 30, 2002, we had a total of 10 employees, 7 of whom were full-time employees and 3 of whom were part-time employees.

Property

     Our executive, administrative, technical affairs and warehouse facilities are located in Miami Lakes, Florida, in approximately 10,000 square feet of general use space. The lease commenced March 1, 2001 and provides for a 10-year term at $9,100 per month base rent, subject to annual cost of living adjustments. We have the right to terminate the lease at the end of years three and five upon prior notice and payment to the landlord of approximately $170,000 and $100,000, respectively.

Legal  Proceedings

     From time to time, we may be a party to certain claims, suits and complaints which arise in the ordinary course of business. Currently, there are no such claims, suits or proceedings, which, in the opinion of management, if decided against us would have a material adverse effect on our financial position.

                                   MANAGEMENT

Our  Directors  and  Executive  Officers

     The following table includes the names, positions held and ages of our executive officers and directors. All directors serve for one year and until their successors are elected and qualified. Officers are appointed by our board of directors and their terms of office are at the discretion of the board.


NAME                           AGE                     POSITION


Ken  M.  Peters                54                      President,  Chief  Executive  Officer  and  Director
Barry  Peters                  61                      Chairman,  Treasurer  and  Director
Russell  N.  Fortier           46                      Chief  Operating  Officer  and  Vice  President
Kenneth  Lambley               61                      Vice  President  -  Sales  and  Marketing
Richard  P.  Humbert           57                             Director
Nava  Swersky  Sofer           40                      Director
Eliot  R.  J.  Kalter          50                             Director

     Ken Peters. Mr. Peters has served as our President and Chief Executive Officer since our inception in February 1997. Mr. Peters received a B.A. in Business and Economics from the City University of New York and his M.A. in Economics from the University of New Mexico. Mr. Ken Peters and Mr. Barry Peters are brothers.

     Barry Peters. Mr. Peters has served as our Chairman of the Board since October 1998. Mr. Peters served as the Chairman and Chief Executive Officer of MediaVest, Inc. from April 1997 until May 2002. From February 2000 until July 2001, Mr. Peters served as the Chairman and Chief Executive Officer of Appian Graphics, Inc. and from January 1994 until April 1997, Mr. Peters was the Chairman and Chief Executive Officer of All-Comm Media Corporation. Mr. Peters received a B.A. in Economics from Hofstra University and an MBA in Finance from the Baruch School of Business. Mr. Barry Peters and Mr. Ken Peters are brothers.

     Russell N. Fortier. Mr. Fortier has been our Chief Operating Officer and Vice President since June 2002. From January 2001 until May 2002, Mr. Fortier served as our Vice President of Marketing. Prior to his involvement with us, Mr. Fortier was a Partner and Director of FCA Consulting from May 1997 until December 2000 and from January 1993 until April 1997, he was the General Manager of Becton Dickinson. Mr. Fortier received a B.S. from the University of Connecticut and an MBA from the Northwestern University Graduate School of Management.

     Eliot R.J. Kalter. Mr. Kalter has served as our director since April 2001. Since April 1979, Mr. Kalter has acted as a consultant in the field of international economics. Mr. Kalter received his B.A. from the University of Cincinnati and he holds a Ph.D. in international finance from the University of Pennsylvania and a M.SC. in international economics from the London School of Economics and Political Science, University of London.

     Kenneth Lambley. Mr. Lambley has served as our Vice President of Sales and Marketing since January 1999. Prior to his involvement with our Company, Mr. Lambley was the International Sales Manager form Seradyn Diagnostics from June 1989 until August 1998. Mr. Lambley earned his pharmaceutical degree from Nottingham District College and his graduate degree from Metropolitan College Institute of Export.

     Richard P. Humbert. Mr. Humbert has served as our Director since May 2000. Mr. Humbert has been the Director of Information Technologies for Panavision since July 1997. From August 1995 until June 1997 Mr. Humbert was Director of MIS for AllComm Media Corporation. Mr. Humbert received a B.A. from the University of Maryland.

     Nava  Swersky  Sofer.  Ms.  Swersky  Sofer has served as our Director since
December 2000. In 2000, Ms. Swersky Sofer founded Columbine Ventures and currently serves as its Managing Director. In 1999, Ms. Swersky Sofer founded Columbine Capital and served as its Managing Director until the end of 2000. From 1995 until 1998 Ms. Swersky Sofer was a partner of Sanderling Ventures. Ms. Swersky Sofer received her LLB from Tel Aviv University and her MBA from IMD International as well as diplomas from the Sorbonne, the Instituto Trentino and the Goethe Institute.

     All directors hold office until our next annual meeting of shareholders and until their successors are elected and qualified. Officers hold office until the first meeting of directors following the annual meeting of shareholders and until their successors are elected and qualified, subject to earlier removal by the Board of Directors.

                             EXECUTIVE COMPENSATION

The following table presents certain specific information regarding the compensation of our President. No executive officer has received an aggregate salary, bonus and other compensation which exceeded $100,000 during each of the fiscal years ended March 31, 2002, 2001 and 2000.

                                     Summary Compensation Table

                      Annual Compensation                         Long Term Compensation
                      -------------------                         ----------------------
                                                               Awards               Payouts
                                                               ------               -------
<BTB>
                                                      Securities     Restricted            All Other
Name and                               Other Annual   Underlying     Stock        LTIP     Compensation
Principal     Year    Salary   Bonus   Compensation
Position(s)           ($)      ($)     ($)            (#)            (#)          ($)      ($)
--------------------------------------------------------------------------------------------------------
Ken Peters,
President     2002     52,000   0       0              0              0            0        0
              2001     58,000   0       0              60,000         0            0        0
              2000     58,000   0       0              0              0            0        0

Option/SAR  Grants  in  Last  Fiscal  Year

     During fiscal year ended 2002, there were no options or SAR Grants to any of our executive officers or directors. On May 31, 2002, we granted Russell Fortier options to purchase 50,000 shares of our common stock. The options may be exercised at a price of $.25 per share and may be exercised for a period of three years.

Employment  Agreements

     We currently do not have any employment agreements, termination of employment or change in control arrangements with any of our officers or employees.

Compensation  of  Directors

     We compensate our directors at the rate of $1,500 annually to attend board meetings and, from time to time, grant directors warrants to purchase shares of our common stock. No director has been granted more than 50,000 of such warrants.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information known to us, as of the date of this prospectus, relating to the beneficial ownership of shares of common stock by: each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our executive officers, directors, and all of our executive officers and directors as a group.

      As of July 30, 2002, there were 12,483,594 shares of our common stock issued and outstanding. These securities represent all of our issued and outstanding voting securities. Except as otherwise specifically set forth herein, the following table gives no effect to the exercise of any outstanding stock options or warrants.


                                   Amount  and
                                   Nature  of
Name  and  Address                 Beneficial  Ownership     Percent  of  Class
--------------------------------------------------------------------------------


Ken Peters                               717,450             5.74%
11269 NW 15th Place
Pembroke Pines, FL  33026

Barry Peters/Peters Family Trust         578,000(1)          4.63%
680 Harbor Street
Suite 600
Los Angeles, CA  90064

Kenneth Lambley                           10,000             *
6489 Hunters Green Court
Indianapolis, IN  46276

Richard P. Humbert                        40,000(2)          *
818-3010 Beach Street
Venice, CA  90291

Eliot R.J. Kalter                         107,119            *
7210 Pyle Road
Bethesda, Maryland 20817

Nava Swersky Sofer                          5,000            *
Top Tower, 22nd Floor
50 Dizengoff Street
Tel Aviv, Israel 64332

Trefoil Tech Investors, L.P.            1,650,000(3)(4)     12.23%
C/o Trefoil Tech Advisors, Inc.
4444 Lakeside Drive
Burbank, California 91595

Southland Development RL                  666,667(5)         5.06%
Los Louis Plaza
Marabella, Spain

Harrowood Management, Inc.                666,667(5)         5.06%
2101 Corporate Blvd., Suite 300
Boca Raton, Florida 33434

Investment Management, Inc.               666,667(5)         5.06%
6638 Grande Orchid Way
Boca Raton, Florida 33446

                                       36

Winthrop Management, Inc.                 666,666(6)         5.06%
325 Redwood Lane
Boca Raton, Florida 33467

Kona Investments, Inc.                    666,666(6)         5.06%
20913 Saint Andrews Blvd., Unit 45
Boca Raton, Florida 33433

All officers and directors as a group
(5 persons)                              1,447,569          11.57%


------------------------------

*    Less  than  1%

     Assumes the exercise of the warrants and the sale of the shares of common stock issuable upon exercise of the warrants.

(1) Shares of the Peters Family Trust are included as beneficially owned by Barry Peters.

(2) Includes 25,000 shares of common stock issuable upon exercise of currently exercisable options.

(3) Includes 1,000,000 shares of common stock issuable upon exercise of the Class A Warrants and Class B Warrants held by such security holder.

(4)  Includes 600,000 shares of common stock held by Trefoil Tech Advisors, Inc.

(5) Includes 666,667 shares of common stock issuable upon exercise of currently exercisable options.

(6) Includes 666,666 shares of common stock issuable upon exercise of currently exercisable options.

                            DESCRIPTION OF SECURITIES

     The following summary of all of the material rights of the common stock, Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants and is subject to, and qualified in its entirety by, the provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws that are referenced as exhibits to this Registration Statement.

Common  Stock

     As of the date of this prospectus we are authorized to issue up to 25,000,000 shares of common stock, $.001 par value. As of the date of this prospectus, there are 12,483,594 shares of common stock issued and outstanding. Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding senior securities, subject to the rights of holders of preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding shares of common stock are, and the shares of common stock issuable upon exercise of the warrants will be, when issued, validly issued, fully paid and nonassessable. The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders.

Preferred  Stock

     As of the date of this prospectus we are authorized to issue up to 5,000,000 shares of preferred stock, $.001 par value per share. The preferred stock may be issued in one or more series, on such terms and with such rights, preferences and designations as our board of directors may determine except to the extent set forth in our Amended and Restated Articles of Incorporation. The preferred stock may be issued without action by our stockholders. As of the date of this prospectus, there were no outstanding shares of preferred stock. Any future issuance of preferred stock could adversely affect the rights of the holders of common stock, and therefore reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets, to a third-party, which would preserve control by the present owners.

The  Class  A  and  Class  B  Warrants

     As  of  the  date  of  this  prospectus,  we  have  outstanding:

- 2,250,000 Class A Warrants exercisable until October 1, 2005 for 2,250,000 shares of common stock at a price of $1.375 per share of common stock, subject to our right to redeem the warrants for $.10 per warrant as discussed below; and

- 2,250,000 Class B Warrants exercisable until October 1, 2005 for 2,250,000 shares of common stock at a price of $1.625 per share of common stock.

     We issued the warrants in connection with a private placement of common stock and detachable Class A Warrants and Class B Warrants in November and December 2000. Under the terms of the subscription agreement, we were required to file a registration statement covering the common stock, the warrants and the common stock issuable upon exercise of the warrants within thirty days of the closing of the private placement. The registration covering such securities became effective in March 2001.

Warrants may be exercised in whole or in part from time to time until they expire or have been fully exercised. As of the date of this prospectus, warrant holders holding unexercised Class A and Class B Warrants have the right to acquire 4,500,000 shares of common stock. Other rights and characteristics of the warrants are described below.

We are obligated to register the warrants and the common stock issuable upon exercise of the warrants. If we fail to maintain the effectiveness of the registration statement covering such securities, the exercise price of both the Class A Warrants and the Class B Warrants will be reduced to $0.25 and the warrants may be exercised at any time on a cashless basis.

     We have the right to redeem the Class A Warrants at any time at $.10 per warrant, upon 30 days prior written notice, if the following two conditions are met:

(1) the closing bid price of our common stock must exceed $2.50 per share, subject to adjustment for stock splits and reclassification, for 14 consecutive trading days, and

(2) the warrants and the common stock issuable upon exercise of the warrants must be covered by an effective registration statement for a period of 30 consecutive days preceding the date that we give the notice of redemption.

     The holders of the Class A Warrants may exercise the warrants and purchase our common stock at any time after we give the notice of redemption and prior to the date that we redeem the Class A Warrants. If the holders of the Class A Warrants do not exercise the warrants, and the Class A Warrants are redeemed by us, Class A Warrant holders will lose their right to exercise the warrants. We do not have the right to redeem the Class B Warrants.

     If, at any time prior to the exercise of the warrants, we issue to the holders of our common stock any common stock by way of a stock dividend or stock split then the exercise price on the date of such stock dividend or stock split shall be adjusted to a price determined by dividing:

(1) an amount equal to the number of shares of common stock outstanding immediately prior to such issuance, multiplied by the exercise price in effect immediately prior to such issuance by

(2) the total number of shares of common stock outstanding immediately after issuance.

     Upon each adjustment in the exercise price resulting from a stock split or stock dividend, the number of shares issuable upon exercise of the warrants shall be adjusted by dividing the aggregate exercise price of the warrants in effect immediately prior to such adjustment by the exercise price in effect immediately after such adjustment. Notice of each adjustment and each such readjustment shall be promptly mailed to the holders.

     If we consolidate with or merge into another corporation, or sell all or substantially all of our assets as part of a reorganization, or issue a security convertible into our common stock as a dividend on our common stock, or reclassify or reorganize our capital structure, each Class A and Class B Warrant will be replaced by the securities or properties issuable or distributable in respect on one share of common stock upon such consolidation, merger, sale, reclassification or reorganization. We will mail notice of such consolidation, merger, sale, reclassification or reorganization to the holder not less than 15 days prior to such event.

     If we sell all or substantially all of our assets, other than as part of a reorganization, or distribute our assets in dissolution or liquidation for cash, other than as part of such a reorganization, then each Class A and Class B Warrant may be converted into 1/3 of a share of our common stock. We will mail notice of such a transaction not less than 15 days prior to such event. The record date for stockholders entitled to any distribution in connection the transaction shall be 15 days from the date of the mailing of the notice.

     If we issue additional common stock, warrants or rights to acquire common stock and such issuance has a negative economic impact on the value of the Class A or Class B Warrants, the common stock issued with the warrants or the common stock issuable upon exercise of the Class A or Class B Warrants, we will adjust the terms of the warrants to provide terms that are no less advantageous than those of the issuance of the security which is deemed to have caused the negative economic impact on the value of the warrants. Generally, we have agreed that the issuance of common stock at less than $1.00 per share or warrants that may be exercised for common stock at an exercise price which is less than the exercise prices of the warrants are will be deemed to have a negative economic impact on the value of the warrants. However, all the holders of the Class A and Class B Warrants agreed that the issuance of common stock, options or warrants in connection with bridge loans shall not be deemed to have a negative economic impact.


The  Class  C  and  Class  D  Warrants

     As  of  the  date  of  this  prospectus,  we  have  outstanding:

- 500,000 Class C Warrants exercisable until October 1, 2005 for 500,000 shares of common stock at a price of $1.375 per share of common stock, subject to the company's right to redeem the warrants for $1.375 per warrant as discussed below; and

- 500,000 Class D Warrants exercisable until October 1, 2005 for 500,000 shares of common stock at a price of $1.625 per share of common stock.

     We issued the warrants to six investors in connection with a private placement of 10% secured notes, shares of common stock and detachable Class C Warrants and Class D Warrants in July and August 2001. The Warrants may be exercised in whole or in part from time to time until they expire or have been fully exercised. As of the date of this prospectus, warrant holders holding unexercised Class C and Class D warrants have the right to acquire 1,000,000 shares of common stock. Other rights and characteristics of the warrants are described below.

     Under the terms of the subscription agreement, we were required to file a registration statement covering the common stock issued in the July and August 2001 private placement and the common stock issuable upon exercise of the Class C warrants and the Class D warrants within thirty days of the closing of the private placement. The warrantholders have waived their rights to have the warrants registered. The registration statement that covers such securities became effective in August, 2001. If at any time prior to March 30, 2006 we fail to maintain the effectiveness of such registration, the holders can demand that we register their securities. The holders of such securities also have "piggyback" registration rights if at any time prior to March 30, 2006 we propose to file any registration covering any securities and there is no registration statement in effect covering the common stock and Class C and Class D Warrants.

     We have the right to redeem the Class C Warrants at any time at $0.10 per warrant, upon 30 days prior written notice, if the following two conditions are met:

     (1) the closing bid price of our common stock must exceed $2.50 per share, subject to adjustment for stock splits and reclassification, for 14 consecutive trading days, and

     (2) the common stock issuable upon exercise of the warrants must be covered by an effective registration statement for a period of 30 consecutive days preceding the date that we give the notice of redemption.

     The holders of the Class C Warrants may exercise the warrants and purchase our common stock at any time after we give the notice of redemption and prior to the date that we redeem the Class C Warrants. If the holders of the Class C Warrants do not exercise the warrants, and the Class C Warrants are redeemed by us, Class C Warrant holders will lose their right to exercise the warrants. We do not have the right to redeem the Class D Warrants.

     If, at any time prior to the exercise of the warrants, we issue to the holders of our common stock any common stock by way of a stock dividend or stock split then the exercise price on the date of such stock dividend or stock split shall be adjusted to a price determined by dividing:

     (a) an amount equal to the number of shares of common stock outstanding immediately prior to such issuance, multiplied by the exercise price in effect immediately prior to such issuance by

     (b) the total number of shares of common stock outstanding immediately after issuance.

     Upon each adjustment in the exercise price resulting from a stock split or stock dividend, the number of shares issuable upon exercise of the warrants shall be adjusted by dividing the aggregate exercise price of the warrants in effect immediately prior to such adjustment by the exercise price in effect immediately after such adjustment. Notice of each adjustment and each such readjustment shall be promptly mailed to the holders.

     If we consolidate with or merge into another corporation, or sell all or substantially all of our assets as part of a reorganization, or issue a security convertible into our common stock as a dividend on our common stock, or reclassify or reorganize our capital structure, each Class C and Class D Warrant will be replaced by the securities or properties issuable or distributable in respect on one share of common stock upon such consolidation, merger, sale, reclassification or reorganization. We will mail notice of such consolidation, merger, sale, reclassification or reorganization to the holder not less than 15 days prior to such event.

     If we sell all or substantially all of our assets, other than as part of a reorganization, or distribute our assets in dissolution or liquidation for cash, other than as part of such a reorganization, then each Class C and Class D Warrant may be converted into 1/3 of a share of our common stock. We will mail notice of such a transaction not less than 15 days prior to such event. The record date for stockholders entitled to any distribution in connection the transaction shall be 15 days from the date of the mailing of the notice.

     If we issue additional common stock, warrants or rights to acquire common stock which are deemed "Competing Interests", and such issuance has a negative economic impact on the value of the Class C or Class D Warrants, the common stock issued with the warrants or the common stock issuable upon exercise of the Class C or Class D Warrants, we will issue additional shares of common stock at no additional cost to the holders so that the terms of the Class C and Class D Warrants are no less advantageous than those of the Competing Interests. Generally, we have agreed that the issuance of common stock at less than $0.20 per share or warrants that may be exercised for common stock at an exercise price which is less than the exercise prices of the warrants will be deemed to be "Competing Interests".

Registration  Rights

     The shares of common stock and all of the warrants offered in connection with the August 2001 prospectus were issued in transactions in which we granted the purchasers registration rights. We have obtained waivers from all the holders of the Class C and Class D warrants regarding our need to register their warrants. Except with respect to the securities registered under this prospectus and the registration rights granted to the holders of the Class C and Class D Warrants, we do not have any other securities in which the holder has the right to require us to register securities. We may issue securities in the future and grant the holders of those securities the right to cause us to register said securities.

Transfer  Agent

     The transfer agent and registrar for the common stock and warrants is Manhattan Transfer Registrar Company which is located at 58 Dorchester Road, Lake Ronkonkoma, New York 11779, telephone (631) 585-7341, facsimile (631) 585-7569.

Reports  to  Security  Holders

     We intend to furnish our stockholders with annual reports containing audited financial statements. We may disseminate such other unaudited interim reports to security holders as we deem appropriate.

                            SELLING SECURITY HOLDERS

     This prospectus relates to the registration of shares of our common stock and shares of our common stock underlying certain convertible securities held by various parties listed below. We will not receive any proceeds from the sale of the shares by the selling security holders. The selling security holders may resell the shares they acquire by means of this prospectus from time to time in the public market. The costs of registering the shares offered by the selling security holders are being paid by us. The selling security holders will pay all other costs of the shares offered by them.

     The following table sets forth the name of each selling security holder, the number of common shares that may be offered by the selling security holders and the number of common shares to be owned by the selling security holders after the offering. The table also assumes that each selling security holder sells all common shares listed by its name.

     The table below sets forth information as of July 30, 2002. The percentage calculations for the selling security holders do not include any common shares issuable upon the exercise of any currently outstanding options, other than those that the selling security holders beneficially own.



                                       Number        Percentage     Shares     Shares to        Percentage
                                       of shares     owned before   to be      be owned         owned  after
Name  of  selling  security  holder    owned         offering       offered    after  offering  offering
-------------------------------------------------------------------------------------------------------------


Southland Development RL
Los Louis Plaza
Marabella, Spain                       666,667(1)     5.06%     666,667         0                *

Harrowood Management, Inc.
2101 Corporate Blvd., Suite 300
Boca Raton, Florida 33434              666,667(1)     5.06%     666,667         0                *

Investment Management, Inc.
6638 Grande Orchid Way
Boca Raton, Florida 33446              666,667(1)     5.06%     666,667         0                *

Winthrop Management, Inc.
325 Redwood Lane
Boca Raton, Florida 33467              666,666(2)     5.06%     666,666         0                *

Kona Investments, Inc.
20913 Saint Andrews Blvd., Unit 45
Boca Raton, Florida 33433              666,666(2)     5.06%     666,666         0                *

                                       43

Edith & Darren Prescott (3)            220,000        1.76%     220,000         0                *
1705 North 22nd Court
Arlington, Virginia 22209
SS# ###-##-####
SS# ###-##-####

Gail Szakacs (3)                       220,000        1.76%     220,000         0                *
136 Ridge Ave.
Passaic, New Jersey 07055
SS# ###-##-####

Global Wire Pension Plan (3)           160,000        1.28%     160,000         0                *
George Szakacs, Trustee
139 Ridge Avenue
Passaic, New Jersey 07055
SS# ###-##-####

Trefoil Tech Investors LP            1,650,000(4)(5) 12.23%     500,000       1,150,000(4)(5)   8.52%
C/o Trefoil Tech Advisors, Inc.
4444 Lakeside Drive
Burbank, California 91595

Kimberly L. Peters                     125,500          *      125,000          0                *
680 Harbor Street, Unit #6
Venice, California 90291
SS# ###-##-####

Stacy E. Messina                        67,500          *       67,500          0                *
7 Shorelands Court
Old Greenwich, Connecticut 06870
SS# ###-##-####

Alan Dougherty                         133,000          *      133,000          0                *
6 The Green
Woodstock, Vermont 05091
SS# ###-##-####

Alec Grant Investments, Inc.           600,000         .80     600,000          0                *
19467 Saturnia Way Drive
Boca Raton, Florida 33498

Bella Boo Management, Inc.             600,000         .80     600,000          0                *
5030 Champion Blvd., Suite G14
Boca Raton, Florida 33496

Austin R. Peters                       125,000          *      125,000          0                *
16250 NW 59th Ave. Bldg. B
Miami, Florida 33014
SS# ###-##-####

Sloane E. Peters                       125,000          *      125,000          0                *
16250 NW 59th Ave., Bldg. B

                                       44

Miami, Florida 33014
SS# ###-##-####

Ken M. Peters                          717,450        5.74%    175,000          542,450         4.34%
11269 NW 15th Place
Pembroke Pines, Florida 33026
SS# ###-##-####

The Peters Family Trust                578,000        4.63%    294,000          284,000            2.27%
680 Harbor Street, Unit #16
Venice, California 90291
SS# ###-##-####

Bettine Moller                           5,000        *          5,000          0                *
11939 Kiowa Ave., #9
Los Angeles, California 90049
SS# ###-##-####

Adorno & Yoss, P.A.                     50,000        *         50,000          0                *
350 E. Las Olas Blvd., Suite 1700
Fort Lauderdale, Florida 33301

Stephen Johnson                          3,500        *          3,500          0                *
1100 Irvine Boulevard, #483
P.O. Box 1072
Tustin, California 92680
SS# 48-70-5180

Richard P. Humbert                      40,000(6)     *         15,000           25,000(6)        *
818-3010 Beach Street
Venice, CA  90291
SS# ###-##-####


TOTAL                                6,751,333

TOTAL


*  Less  than  1%

(1) Includes 666,667 shares of common stock underlying an option exercisable at $.15 per share. The option expires on January 20, 2003.

(2) Includes 666,666 shares of common stock underlying an option exercisable at $.15 per share. The option expires on January 20, 2003.

(3) Selling security holder shall not sell more than 50,000 shares of such restricted securities in any given month pursuant to this registration statement.

(4) Includes 1,000,000 shares of common stock issuable upon exercise of the Class A Warrants and Class B Warrants held by such security holder.

(5)  Includes 600,000 shares of common stock held by Trefoil Tech Advisors, Inc.

(6) Includes 25,000 shares of common stock issuable upon exercise of currently exercisable options.

The persons or entities named in this table, based upon the information they have provided to us, have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The shares beneficially owned and percentage of ownership are based on the total shares outstanding before this offering and the total shares to be outstanding after the offerings.

PLAN  OF  DISTRIBUTION

     The selling security holders may from time to time sell all or a portion of the common stock offered by the selling security holders in transactions at prevailing market prices on the Nasdaq OTC Bulletin Board, in privately negotiated transactions at negotiated prices, or in a combination of such methods of sale. The selling security holders may sell the common stock offered in this registration statement to purchasers directly or may from time to time offer the common stock through dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers of the common stock for whom they may act as agent. The selling security holders and any persons who participate in the sale of the common stock offered in this registration statement may be deemed to be "underwriters" within the meaning of the Securities Act and any commissions paid or discounts or concessions allowed to any person and any profits received on resale of the common stock offered may be deemed to be underwriting compensation under the Securities Act.

     In order to comply with the securities laws of certain states, if applicable, the securities offered will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from any registration or qualification requirement is available and the requirements therefore have been satisfied.


     We will receive no proceeds from the sale by the selling security holders of the securities offered. All of the expenses incurred in connection with the registration of the securities offered will be paid by us, except for compensation of brokers or dealers and any transfer fees incurred in connection with the sale of the securities by the selling security holders, which compensation and fees will be paid by the selling security holders.


Shares  Eligible  for  Future  Sale

     Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock being sold by the selling security holders may be resold without restrictions or further registration under the Securities Act of 1933, except that any shares held or purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 under the Securities Act.

     Approximately 2,765,500 outstanding shares of common stock not included in this offering are restricted securities within the meaning of Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption from registration offered by Rule 144. These shares became freely tradable under Rule 144 at various times between January 2001 and September 2001. In general, under Rule 144, as currently in effect, a person who has beneficially owned restricted shares for at least one year, including a person who may be deemed to be our affiliate, may sell within any three-month period a number of shares of common stock that does not exceed a specified maximum number of shares. This maximum is equal to the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the sale. Sales under Rule 144 are also subject to restrictions relating to manner of sale, notice and availability of current public information about us.


     In addition, under Rule 144(k) of the Securities Act, a person who is not our affiliate, has not been an affiliate of ours within three months prior to the sale and has beneficially owned shares for at least two years would be entitled to sell such shares immediately without regard to volume limitations, manner of sale provisions, notice or other requirements of Rule 144.

Delaware  Anti-Takeover  Law

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in certain business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date such person became an interested stockholder unless: (1) the transaction resulting, in the acquiring person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (2) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction which makes it an interested stockholder (excluding shares owned by directors who are also officers, and excluding certain employee stock option plans) and (3) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66% and 2/3 of the corporation's outstanding voting stock at an annual or special meeting excluding shares owned by the interested stockholder. Except as otherwise specified in Section 203, an "interested stockholder" is defined as
(a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, (b) any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder or (c) the affiliates and associates of any such person. By restricting our ability to engage in business combinations with an interested person the application of Section 203 to us may provide a barrier to hostile or unwanted takeovers. Under Delaware law, we could have opted out of Section 203 but elected to be subject to its provisions.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

     Our directors and officers are indemnified as provided by Section 145 of the Delaware General Corporation Law and Article Seventh our Certificate of

Incorporation, as amended. Under Section 145 of the Delaware General Corporation Law, directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action. Moreover, the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under the certificate of incorporation of a corporation or any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Delaware General Corporation Law and Article Seven of our Certificate of Incorporation both provide that no director shall be personally liable to a corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except:

     (i) for breach of the director's duty of loyalty to the corporation or its stockholders;

     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     (iii)  pursuant  to  Section  174  of  the  GCL;  or

     (iv) or any transaction from which the director derived an improper personal benefit.

     In addition, Article Seven of our Certificate of Incorporation provides that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, and controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                  LEGAL MATTERS

The legality of the issuance of the securities offered pursuant to this prospectus have been passed upon for us by Adorno & Yoss, P.A., 350 East Las
Olas  Boulevard,  Suite  1700,  Fort  Lauderdale,  Florida  33301.

                                     EXPERTS

     Our financial statements included in the prospectus, to the extent and for the period indicated in their reports with respect thereto, have been audited by Gerson, Preston, Robinson and Company, P.A, independent certified public accountants, as stated in their reports appearing elsewhere herein, which include explanatory paragraphs regarding our ability to continue as a going concern, and are included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                    HOW YOU CAN GET MORE INFORMATION ABOUT US

     The reports, proxy statements and other information that we file will be available for inspection and copying, for a specified fee, at the SEC's public reference room located at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, and the public reference facilities in the SEC's Northeast Regional Office, 233 Broadway, New York, New York 10279; and its Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 2400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates by writing to the SEC's Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549 upon payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for more information on the operation of its Public reference Rooms. The SEC also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis, and Retrieval system. This Web Site can be accessed at http://www.sec.gov.

Board  of  Directors  and  Shareholders
World  Diagnostics,  Inc.  and  Subsidiary

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying consolidated balance sheet of World Diagnostics, Inc. and Subsidiary at March 31, 2002 and the related consolidated statements of operations, shareholders' deficit and cash flows for each of the two years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of World Diagnostics, Inc. and Subsidiary as of March 31, 2002 and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

The consolidated financial statements referred to above have been prepared assuming that World Diagnostics, Inc. will continue as a going concern. As more fully described in Note 3, the Company has incurred recurring operating losses, negative cash flows from operating activities, negative working capital and has a shareholders' deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are also described in Note 3. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

July  12,  2002                  /s/ Gerson, Preston, Robinson and Company, P.A.
Miami  Beach,  Florida           CERTIFIED PUBLIC ACCOUNTANTS

World  Diagnostics  Inc.  and  Subsidiary
Consolidated  Balance  Sheet
at  March  31,  2002



Assets

Current Assets

   Cash and cash equivalents                                                    $    72,843
   Accounts receivable                                                              190,049
   Inventory                                                                        182,977
   Other current assets                                                              40,934
                                                                                ------------
       Total current assets                                                         486,803
Property and equipment, net of accumulated depreciation                             472,332
Other assets                                                                         40,030
                                                                                ------------
      Total assets                                                              $   999,165
                                                                                ============

Liabilities and Shareholders' Deficit

Current Liabilities
   Accounts payable and accrued expenses                                        $ 1,244,845
   Notes Payable                                                                    550,000
   Current portion of obligations under capital leases                               26,268
                                                                                ------------
     Total current liabilities                                                    1,821,113
Deferred rent                                                                       118,750
Obligations under capital leases, net of current portion                             50,055
                                                                                ------------
      Total Liabilities                                                           1,989,918

Shareholders' Deficit
   Common stock; $0.001 par value; 25,000,000 shares authorized
       11,110,476 shares issued and outstanding and additional paid in capital    6,610,822
   Unearned services                                                               (565,171)
   Accumulated deficit                                                           (7,036,404)
                                                                                ------------
     Total Shareholders' deficit                                                   (990,753)
                                                                                ------------
       Total Liabilities and Shareholders' Deficit                              $   999,165
                                                                                ============


Read notes to consolidated financial statements.


World  Diagnostics  Inc.  and  Subsidiary
Consolidated  Statements  of  Operations
Years  Ended  March  31,  2002  and  2001



                                                          2002          2001
                                                      ------------  ------------

Revenues                                              $ 2,051,167   $ 2,203,534

Cost of goods sold                                      1,735,067     1,752,635
                                                      ------------  ------------

Gross profit                                              316,100       450,899

Selling, general and administrative expenses            2,386,330     2,330,988
                                                      ------------  ------------

LOSS FROM OPERATIONS BEFORE INTEREST EXPENSE           (2,070,230)   (1,880,089)

 Interest expense                                        (351,223)      (32,671)
                                                      ------------  ------------

LOSS FROM OPERATIONS BEFORE EXTRAORDINARY ITEM         (2,421,453)   (1,912,760)

Extraordinary loss on extinguishments of debt                   -       (53,851)
                                                      ------------  ------------
NET LOSS                                              $(2,421,453)  $(1,966,611)
                                                      ============  ============

Basic and diluted common loss per share:
   Loss from operations before extraordinary item     $     (0.27)  $     (0.34)
   Extraordinary item                                           -         (0.01)
                                                      ------------  ------------

   Basic and diluted common loss per share:           $     (0.27)  $     (0.35)
                                                      ============  ============

Weighted average number of common shares outstanding    8,832,317     5,578,137




Read notes to consolidated financial statements.


WORLD  DIAGNOSTICS,  INC.  AND  SUBSIDIARY
CONSOLIDATED  STATEMENTS  OF  SHAREHOLDERS'  DEFICIT
YEARS  ENDED  MARCH  31,  2002  AND  2001

                                                             Common Stock And
                                                          --------------------------
                                                          Additional Paid-In Capital
                                                          --------------------------
                                                          Number Of                 Unearned     Accum.
                                                            Shares      Amount     Services      Defict        Total
                                                          ----------  ----------  ----------  ------------  ------------
BALANCE AT MARCH 31, 2000                                 4,281,827   $2,126,305      $   -   $(2,648,340)   $ (522,035)

Issuance of common stock in a private placement               71,440     500,000          -             -       500,000
at $7 per share, net of issuance costs

Issuance of common stock
for services                                                  73,500      62,740          -             -        62,740

Issuance of common stock
to an employee at $1.31 per share                             10,000      13,100          -             -        13,100

Conversion of debt and warrants to equity, through
issuance of common stock                                     396,913     540,248          -             -       540,248

Issuance of common stock in a private placement
at $1 per share, plus issuance of one share for
each warrant exchanged                                       171,440     100,000          -             -       100,000

Issuance of common stock in a private placement
at $1 per share, net of issuance costs                     2,250,000   1,885,171          -             -     1,885,171

Options issued for services                                        -      71,798          -             -        71,798

Options issued for interest                                        -      15,915          -             -        15,915

Options issued to extend debt                                      -       9,758          -             -         9,758

Proceeds of warrant subscriptions                                  -         650          -             -           650

Net Loss                                                           -           -          -    (1,966,611)   (1,966,611)
                                                          ----------  ----------  ----------  ------------  ------------
Balance at March 31, 2001                                  7,255,120   5,325,685          -    (4,614,951)      710,734

Issuance of common stock
to directors at $0.25 per share for services                  50,000       9,375          -             -         9,375

Issuance of common stock at $0.25 per share
for services                                               1,243,356     233,129          -             -       233,129

Issuance of common stock at $0.30 per share
for interest                                                 200,000      45,000          -             -        45,000

Issuance of common stock at $0.28 per share
for interest                                                 500,000     105,000          -             -       105,000

Issuance of common stock at $0.28 per share
for services                                                 150,000      31,500          -             -        31,500

Issuance of common stock at $0.56 per share for services      49,000      20,580          -             -        20,580

Issuance of common stock at $0.35 per share
for current and future services                              530,000     139,125   (131,250)            -         7,875

Issuance of common stock in a private placement
    at $0.15 per share, net of issuance costs              1,133,000      43,426          -             -        43,426

Options issued for future services                                 -     441,881   (441,881)            -             -

Options issued for services                                        -     121,910          -             -       121,910

Options issued for interest                                        -      94,211          -             -        94,211

Amortization of unearned services                                  -           -      7,960             -         7,960

Net Loss                                                           -           -          -    (2,421,453)   (2,421,453)
                                                          ----------  ----------  ----------  ------------  ------------
ALANCE AT MARCH 31, 2002                                  11,110,476  $6,610,822  $(565,171)  $(7,036,404)  $  (990,753)
                                                          ==========  ==========  ==========  ============  ============
Read notes to consolidated financial statements.

World  Diagnostics  Inc.  and  Subsidiary
Consolidated  Statements  of  Cash  Flows
Years  Ended  March  31,  2002  and  2001


                                                                              2002          2001
                                                                          ------------  ------------
Cash flows from operating activities
 Net Loss                                                                 $(2,421,453)  $(1,966,611)
 Adjustment to reconcile net loss to net cash used
 in operating activities:
   Extraordinary loss on extinguishments of debt                                    -        53,851
   Options issued to extend debt                                                    -         9,758
   Common stock issued for services                                           302,459        75,840
   Common stock issued for interest                                           150,000             -
   Options issued for services                                                121,910        71,798
   Options issued for interest                                                 94,211        15,915
   Depreciation                                                               111,741        46,525
   Amortization of unearned services                                            7,960             -
   Inventory reserve                                                           13,837        29,470
   Loss on disposal of property and equipment                                   1,588        47,133
   Bad debt expense                                                           199,827       169,459
Changes in operating assets and liabilities:
    Accounts receivable                                                       205,208      (373,594)
    Inventory                                                                 160,813      (259,368)
    Other current assets                                                       37,910       (43,467)
    Other assets                                                               91,276      (124,343)
    Accounts payable and accrued expenses                                     270,740       347,507
    Deferred rent                                                             (15,000)       (1,250)
                                                                          ------------  ------------
         Net cash (used) in operating activities                             (666,973)   (1,901,377)
                                                                          ------------  ------------

Investing activity
   Purchase of property and equipment                                         (95,003)     (170,996)
                                                                          ------------  ------------

Financing activities
  Proceeds from notes payable                                                 750,000       145,000
  Payment of notes payable                                                   (200,000)     (340,000)
  Payments under capital lease obligations                                    (42,036)      (15,836)
  Net proceeds from issuance of common stock                                   43,426     2,485,171
  Proceeds from issuance of warrants                                                -           650
                                                                          ------------  ------------
         Net cash provided by financing activities                            551,390     2,274,985
                                                                          ------------  ------------

Net increase (decrease) in cash and cash equivalents                         (210,586)      202,612
Cash and cash equivalents, beginning of year                                  283,429        80,817
                                                                          ------------  ------------
 Cash and cash equivalents, end of year                                    $   72,843   $   283,429
                                                                          ============  ============

Supplemental disclosures of cash flow information:

   Cash paid during the year for interest                                 $     1,632   $         -

Supplemental disclosures of non-cash investing and financing activities:

   Issuance of common stock and options for unearned services             $   573,131   $         -

   Property and equipment acquired through capital lease agreements       $    75,439   $   167,532

   Issuance of common stock for the extinguishment of debt                $         -   $   475,000




Read notes to consolidated financial statements.

                                          WORLD DIAGNOSTICS, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.     NATURE  OF  OPERATIONS

World Diagnostics, Inc. (the "Company"), sells medical diagnostic and laboratory products manufactured by contract suppliers. The products are sold predominately through distributors, dealers and through the company's GLOBALeMED interactive shopping and informational website.

The Company was organized in Delaware on February 2, 1997. GLOBALeMED.COM, Inc. was organized in Delaware on March 9, 2000.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant inter-company transactions and balances have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS. The Company considers highly liquid investments with original maturities of three months or less from the dates of purchase to be cash equivalents.

INVENTORY. Inventory is stated at the lower of cost or market using the specific identification method which closely approximates average cost. As of March 31, 2002, substantially all inventories represent finished goods held for sale.

PROPERTY AND EQUIPMENT. Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are generally charged to expense as incurred. Retirements, sales and disposals of assets are recorded by removing the cost and accumulated depreciation from the asset and accumulated depreciation accounts with any resulting gain or loss reflected in income.

LONG-LIVED ASSETS. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management believes that there is no impairment as of March 31, 2002

UNEARNED SERVICES. Unearned services represent common stock and options issued for future services. The contract is for 18 months beginning in March 2002. The unearned services are being amortized, using the straight line method, over the contract term of 18 months.

USE OF ESTIMATES. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reported period. Actual results could differ from those estimates.

                                          WORLD DIAGNOSTICS, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


FAIR VALUE OF FINANCIAL INSTRUMENTS. The carrying amount of accounts receivable, accounts payable and accrued expenses approximate fair value because of their short duration. The carrying amount of debt approximates fair value because the interest rates are similar to the interest rates currently available to the Company.

INCOME TAXES. The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Under SFAS 109, deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using currently enacted tax rates. SFAS 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

REVENUE RECOGNITION. Revenue is recognized when the product is shipped. Sales returns and sales discounts are deducted from gross sales.

LOSS PER SHARE. Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares for the period. The computation of diluted loss per share is similar to basic loss per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares, such as options, had been issued. Diluted loss per share is not presented because the effects would be anti-dilutive.

STOCK BASED COMPENSATION. Statement of Financial Accounting Standard No. 123, "Accounting for Stock Based Compensation," requires that all transactions with non-employees in which goods or services are the consideration received for the issuance of equity instruments be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

WEB-SITE TECHNOLOGY AND CONTENT. Technology and content costs consist principally of payroll and related costs for development, editorial systems, consultants and costs of acquired content for the Company's website. Technology and content costs related to planning, development and acquisition of content and operations of the Company's website are expensed as incurred and included in selling, general and administrative expenses. Costs to acquire or develop both hardware and software, needed to operate the site are capitalized and depreciated over estimated useful lives.

                                          WORLD DIAGNOSTICS, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


RECLASSIFICATIONS. Certain reclassifications were made to the 2001 financial statements to conform to the presentation used in 2002.

RECENT ACCOUNTING PRONOUNCEMENTS. On June 29, 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. Statement 141 eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. Statement 141 changes the criteria to recognize intangible assets apart from goodwill. The requirements of Statement 141 are effective for any business combination accounted for by the purchase method that is completed after June 30, 2001.

Under Statement 142, goodwill and indefinite lived intangible assets are no longer amortized but will be reviewed annually, or more frequently if impairment indicators arise. Identifiable intangible assets will continue to be amortized over their estimated useful lives.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supercedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" SFAS No. 144 applies to all long-lived assets (including discontinued operations) and consequently amends APB Opinion No. 30, "Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 144 develops one accounting model for long-lived assets that are to be disposed of by sale. SFAS No. 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally SFAS No. 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 is effective for the Company for all financial statements issued in 2002. The adoption of SFAS No. 144 is not expected to have a material impact on the Company's financial statements.



3.     GOING  CONCERN  -  UNCERTAINTY

As shown in the accompanying consolidated financial statements, the Company has incurred recurring operating losses, negative cash flows from operating activities, negative working capital and has a shareholders' deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

                                          WORLD DIAGNOSTICS, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The Company has initiated several actions to generate working capital and improve operating performances, including equity and debt financing and has instituted cost reduction measures.

There can be no assurance that the Company will be able to successfully implement its plans, or if such plans are successfully implemented, the Company will achieve its goals.

Furthermore, if the Company is unable to raise additional funds, it may be required to reduce its workforce, reduce compensation levels, reduce dependency on outside consultants, modify its growth and operating plans, and even be forced to terminate operations completely.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

4.     PROPERTY  AND  EQUIPMENT

              Leasehold improvements                              $     243,511

              Computer equipment and software                           231,598

              Office furniture and equipment                            153,995
              -----------------------------------------------------------------
                                                                        629,104

              Less accumulated depreciation                            (156,772)
              -----------------------------------------------------------------
                 TOTAL                                            $     472,332



Computer equipment and software subject to capital leases at March 31, 2002, included above, is $99,948. Related accumulated depreciation is $22,760.

                                          WORLD DIAGNOSTICS, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.     NOTES  PAYABLE


Convertible  notes  payable  to  shareholders; interest
   at  10%;  secured  by  the  assets  of  the  Company; convertible at  the  option  of  the  Company, based
   on the fair market value of the stock on the date of conversion;
   matures June 30, 2002, pending extension                     $     500,000
Notes  payable  to  shareholder;  interest
   at 4%; paid subsequent to year end                                  50,000
-----------------------------------------------------------------------------

Notes payable                                                   $     550,000
-----------------------------------------------------------------------------



6.     COMMON  STOCK

YEAR  ENDED  MARCH  31,  2001

In June 2000, the Company completed a private placement of $500,000, consisting of 71,440 shares of the Company's common stock priced at $7 per share and warrants, exercisable at $7 or exchangeable, without additional cash consideration but subject to certain performance contingencies being met, for an additional 71,440 shares of the Company's common stock.

In June 2000, the Company issued 16,000 shares of common stock to non-employees for past services rendered; 55,000 shares for services in connection with a private placement and 2,500 shares to a Director of the Company Pursuant to the application of SFAS No. 123 in accounting for the issuance of stock to employee and non-employee consultants, the Company recorded expense based on the fair market value of the shares issued since the fair value of the shares is more reliably measurable. The restricted common stock cannot be sold for a 12-month period from the date of issuance and after that can only be sold in accordance with Rule 144 or other applicable exemption. Due to these restrictions, the Company discounted the fair value of the Company's common stock at the date of issuance by 25%. Due to the issuance of the shares, the Company recorded $62,740 in selling, general and administrative expenses in the statement of operations for the year ended March 31, 2001.


In June 2000, the Company issued 10,000 shares of common stock to an employee for past services rendered. Pursuant to the application of SFAS No. 123 in accounting for the issuance of stock to employee and non-employee consultants, the Company recorded expense based on the fair market value of the shares issued

                                          WORLD DIAGNOSTICS, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

since the fair value of the shares is more reliably measurable. The restricted common stock cannot be sold for a 12-month period from the date of issuance and after that can only be sold in accordance with Rule 144 or other applicable exemption. Due to these restrictions, the Company discounted the fair value of the Company's common stock at the date of issuance by 25%. Due to the issuance of the shares, the Company recorded $13,100 in selling, general and administrative expenses in the statement of operations for the year ended March 31, 2001.

In June 2000, the Company issued 182,799 shares of common stock to convert $285,000 of 6% unsecured notes payable and 8,199 shares of common stock originally authorized for issuance in March 2000 to extend the due date of the $410,000 note to May 31, 2000. In exchange for the shares, the note holders waived all accrued interest and exchanged all outstanding common stock purchase warrants issued in conjunction with the debt. The Company recognized an extraordinary loss of $89,415 from the conversion. The remaining balance of $125,000 of the 6% unsecured notes payable was repaid in June 2000, of which $25,000 was to a party related to a member of the Board of Directors.

In December 2000, the Company issued 205,915 shares of common stock to convert $190,000 of 10% promissory notes payable. In exchange for the shares, the note holders waived all accrued interest. The Company recognized an extraordinary gain of $35,564 from the conversion. Options to acquire 21,000 shares of common stock were issued as part of the conversion of the $190,000 promissory note. These options are exercisable at $1 per share and expire on September 30, 2003. The fair value of the options on the grant date was $25,673 calculated using the Black-Scholes Option Pricing Model.

In August 2000, the Company received $100,000 through an exchange agreement with each participant in the private placement, with early exchange of the 71,440 warrants for 71,440 shares of the Company's common stock and the issuance of 100,000 shares of the Company's common stock priced at $1 per share.

In November and December 2000 the Company closed upon a private placement of $2,250,000, consisting of 45 Units priced at $50,000 per Unit, each consisting of (i) 50,000 shares of the Company's Common Stock, par value $.001 per share
(ii) 50,000 "A" Warrants to Purchase Common Stock at $1.375 per share, and (iii) 50,000 "B" Warrants to Purchase Common Stock at $1.625 per share. The $2,250,000 private placement was completed by December 31, 2000. Under the subscription documents, the Company was required to register the Common Stock, the A Warrants, the B Warrants and the Common Stock for which the warrants may be exercised. The A Warrants and the B Warrants are generally exercisable for a period of five (5) years. However, the A Warrants are redeemable by the Company at $.10 per Warrant, if not otherwise exercised by the warrant holder.

                                          WORLD DIAGNOSTICS, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In November 2000, options to acquire 22,500 shares at $1 per share were issued for services in connection with the private placement expiring on November 2, 2003. The fair value of the options on the grant date was $17,430 calculated using the Black-Scholes Option Pricing Model.

In November 2000, the Company issued warrants to acquire 4,000 shares of common stock at $3.50 per share expiring on November 1, 2003. The fair value of the warrants on the grant date was $1,816 calculated using the Black-Scholes Option Pricing Model.

In December 2000, as an inducement to join our Board of Directors, the Company granted a director at a cost of $500 the right to purchase warrants to purchase 10,000 shares of common stock at an exercise price of $1 per share expiring on December 31, 2003. The fair value of the warrants on the grant date was $8,231 calculated using the Black-Scholes Option Pricing Model.

In December 2000, the Company issued options to acquire 15,000 shares at $1 per share expiring on December 31, 2003. The fair value of the options on the grant date was $7,103 calculated using the Black-Scholes Option Pricing Model.

In December 2000, the Company issued warrants to acquire 10,784 shares of common stock at $1 per share expiring on December 1, 2003. The fair value of the warrants on the grant date was $8,877 calculated using the Black-Scholes Option Pricing Model.

In December 2000, the Company issued warrants to acquire 4,000 shares of common stock at $3.50 per share expiring on December 1, 2003. The fair value of the warrants on the grant date was $1,619 calculated using the Black-Scholes Option Pricing Model.

In December 2000, the Company issued warrants to acquire 1,000 shares of common stock at $2.00 per share expiring on October 3, 2003. The fair value of the warrants on the grant date was $667 calculated using the Black-Scholes Option Pricing Model

In December 2000, the Company issued warrants to acquire 12,000 shares of common stock at $3.50 per share expiring on December 1, 2003. The fair value of the warrants on the grant date was $6,528 calculated using the Black-Scholes Option Pricing Model

In December 2000, the Company issued options to acquire 15,000 shares of common stock at $1.00 per share expiring on July 31, 2001. The fair value of the options on the grant date was $18,560 calculated using the Black-Scholes Option Pricing Model

In January 2001, the Company issued warrants to acquire 4,000 shares of common stock at $3.50 per share expiring on January 1, 2004. The fair value of the warrants on the grant date was $967 calculated using the Black-Scholes Option Pricing Model.

                                          WORLD DIAGNOSTICS, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has offered the right to purchase warrants to acquire 98,500 shares of common stock. As of March 31, 2001, no rights to purchase warrants have been exercised.

In January 2001, the Company filed a registration statement with the Securities and Exchange Commission to register:

-     3,206,760  shares  of  common  stock,
-     2,250,000  Class  A  Warrants,  at  an exercise price of $1.375 per share,
-     2,250,000  Class B Warrants, at an exercise price of $1.625 per share, and
- 4,500,000 shares issuable upon the exercise of all 4,500,000 Class A and Class B Warrants


YEAR  ENDED  MARCH  31,  2002

In June 2001, options to acquire 415,000 shares at $0.25 per share were issued to non-employees for services. The options expire on June 30, 2006. In November 2001, options to acquire 50,000 shares at $0.50 per share, 50,000 shares at $1.00 per share, 50,000 shares at $1.50 per share, 50,000 shares at $2.00 per share and 100,000 shares at $2.50 per share were issued to non-employees for services. The options expire in November 2004. The total fair value of all the options on their respective grant dates was $121,910 calculated using the Black-Scholes Option Pricing Model.

In June 2001, the Company issued 50,000 shares of common stock to directors for services rendered. Pursuant to the application of SFAS No. 123 in accounting for the issuance of stock to employee and non-employee consultants, the Company recorded expense based on the fair market value of the shares issued since the fair value of the shares is more reliably measurable. The restricted common stock cannot be sold for a 12-month period from the date of issuance and after that can only be sold in accordance with Rule 144 or other applicable exemption. Due to these restrictions, the Company discounted the fair value of the Company's common stock at the date of issuance by 25%. Due to the issuance of the shares, the Company recorded $9,375 in selling, general and administrative expenses in the statement of operations.

In June 2001, the Company issued 1,239,856 shares of common stock to outside consultants for services rendered and 3,500 shares of common stock to an employee for services rendered. Pursuant to the application of SFAS No. 123 in

                                          WORLD DIAGNOSTICS, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

accounting for the issuance of stock to employee and non-employee consultants, the Company recorded expense based on the fair market value of the shares issued since the fair value of the shares is more reliably measurable. The restricted common stock cannot be sold for a 12-month period from the date of issuance and after that can only be sold in accordance with Rule 144 or other applicable exemption. Due to these restrictions, the Company discounted the fair value of the Company's common stock at the date of issuance by 25%. Due to the issuance of the shares, the Company recorded $233,129 in selling, general and administrative expenses in the statement of operations.

In July 2001, the Company issued 200,000 shares of common stock and granted options to purchase 400,000 shares of common stock, at an exercise price of $0.25 per share, to eight investors in connection with a loan to the Company of $200,000. Due to the issuance of the shares, the Company recorded expense based on the fair market value of the shares issued since the fair value of the shares is more reliably measurable. The restricted common stock cannot be sold for a 12-month period from the date of issuance and after that can only be sold in accordance with Rule 144 or other applicable exemption. Due to these restrictions, the Company discounted the fair value of the Company's common stock at the date of issuance by 25%. Due to the issuance of the shares, the Company recorded $45,000 in selling, general and administrative expenses in the statement of operations. The Company repaid the loan in July 2001. The options expire on July 2, 2004. The fair value of the options on the grant date was $94,211 calculated using the Black-Scholes Option Pricing Model.

In July 2001, the Company issued 500,000 shares of Common Stock, 500,000 callable "C" warrants to purchase 500,000 shares of Common Stock at $1.375 and 500,000 non-callable "D" warrants at $1.625 to purchase 500,000 shares of Common Stock to investors in connection with a secured bridge loan. The fair market value of the 500,000 shares of common stock were amortized over the term of the loan through February 2002, as a debt discount. The restricted common stock cannot be sold for a 12-month period from the date of issuance and after that can only be sold in accordance with Rule 144 or other applicable exemption. Due to these restrictions, the Company discounted the fair value of the Company's common stock at the date of issuance by 25%. Due to the issuance of the shares, the Company recorded $105,000 in selling, general and administrative expenses in the statement of operations. The options were given no value as calculated using the Black-Scholes Option Pricing Model.

                                          WORLD DIAGNOSTICS, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In October 2001, the Company issued 150,000 shares of common stock to outside consultants for services rendered. Pursuant to the application of SFAS No. 123 in accounting for the issuance of stock to employee and non-employee consultants, the Company recorded expense based on the fair market value of the shares issued since the fair value of the shares is more reliably measurable. The restricted common stock cannot be sold for a 12-month period from the date of issuance and after that can only be sold in accordance with Rule 144 or other applicable exemption. Due to these restrictions, the Company discounted the fair value of the Company's common stock at the date of issuance by 25%. Due to the issuance of the shares, the Company recorded $31,500 in selling, general and administrative expenses in the statement of operations.


In January 2002, the Company issued 49,000 shares of common stock to outside consultants for services rendered. Pursuant to the application of SFAS No. 123 in accounting for the issuance of stock to employee and non-employee consultants, the Company recorded expense based on the fair market value of the shares issued since the fair value of the shares is more reliably measurable. The restricted common stock cannot be sold for a 12-month period from the date of issuance and after that can only be sold in accordance with Rule 144 or other applicable exemption. Due to these restrictions, the Company discounted the fair value of the Company's common stock at the date of issuance by 25%. Due to the issuance of the shares, the Company recorded $20,580 in selling, general and administrative expenses in the statement of operations.


In March 2002, the Company issued 500,000 shares of common stock to outside consultants as a retainer for their services in the future and 30,000 shares of common stock to outside consultants for services rendered. Pursuant to the

                                          WORLD DIAGNOSTICS, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

application of SFAS No. 123 in accounting for the issuance of stock to employee and non-employee consultants, the Company recorded expense based on the fair market value of the shares issued since the fair value of the shares is more reliably measurable. The restricted common stock cannot be sold for a 12-month period from the date of issuance and after that can only be sold in accordance with Rule 144 or other applicable exemption. Due to these restrictions, the Company discounted the fair value of the Company's common stock at the date of issuance by 25%. Due to the issuance of the shares, the Company recorded unearned services of $131,250 and selling, general and administrative expenses of $7,875 in the statement of operations.

In March 2002, the Company issued options to acquire 1,700,000 shares of common stock at $0.15 per share expiring over the next 18 months. The fair value of the options on the grant date was $441,881 calculated using the Black-Scholes Option Pricing Model. The Company recorded unearned services at March 31, 2002.

In March 2002, the company completed a private placement of $43,426 consisting of 1,133,000 shares of common stock prices at $0.15 per share, net of issuance costs.

7.     STOCK  BASED  COMPENSATION

In October 2000, the Company issued options to acquire 296,000 shares of common stock to employees of the Company. These options are exercisable at $1.22 per share, the market price on the date of the grant and vest over a three-year period commencing October 2001. The options expire in October 2005. The fair value of the options on the grant date was $255,554 calculated using the Black-Scholes Option Pricing Model.

In June 2001, the Company issued options to acquire 198,500 shares of common stock to employees of the Company. These options are exercisable at $0.25 per share, the market price on the date of grant and vest 50% upon grant and 50% on December 31, 2001. The options expire in June 2006. The fair value of the options on the grant date was $43,279 calculated using the Black-Scholes Option Pricing Model.

                                          WORLD DIAGNOSTICS, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In August 2001, the Company issued options to acquire 110,000 shares of common stock to employees of the Company. These options are exercisable at $0.25 per share, the market price on the date of grant and vest 100% upon grant. The options expire in August 2004. The fair value of the options on the grant date was $21,180 calculated using the Black-Scholes Option Pricing Model.

In October 2001, the Company issued options to acquire 120,000 shares of common stock to employees of the Company. These options are exercisable at $0.28 per share, the market price on the date of grant and vest over a one-year period. The options expire in October 2004. The fair value of the options on the grant date was $19,858 calculated using the Black-Scholes Option Pricing Model.

In October 2001, the Company issued options to acquire 170,000 shares of common stock to employees of the Company. These options are exercisable at $0.42 per share, the market price on the date of grant and vest over a six month period. The options expire in October 2004. The fair value of the options on the grant date was $42,198 calculated using the Black-Scholes Option Pricing Model.


The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," in accounting for stock-based employee compensation arrangements whereby no compensation cost related to stock options is deducted in determining net loss. Had compensation cost for stock option grants to the Company's employees been determined pursuant to SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net loss would have increased for the year ended March 31, 2002 as presented in the table below. Using the Black-Scholes option pricing model, the Company's pro forma net loss and pro forma net loss per share, with related assumptions, are as follows:

                            For  the  Year  Ended  March  31,  2002
                            ---------------------------------------

     Pro  forma  Net  Loss                ($2,629,016)
     Pro  forma  Loss  Per  Share              ($0.30)
     Risk  Free  Interest  Rates      5.07%  to  6.11%
     Expected  Lives                        3-5  years
     Expected  Volatility               85.47%-132.28%

                                          WORLD DIAGNOSTICS, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For purposes of these pro forma disclosures, the estimated fair value of the options granted is amortized to expense over the options' vesting period.


8.     LEASES

The Company leases office facilities under an operating lease and equipment under long-term capital leases. At March 31, 2002, future minimum lease payments under capital and operating leases are as follows:


                                             Capital      Operating
                                              Leases        Leases
                                           --------------------------

2003                                          $ 31,113   $  104,458
2004                                            24,923      108,042
2005                                            20,168      111,733
2006                                             9,049      115,535
2007                                             1,508      118,814
Thereafter                                           -      520,004
----------------------------------------------------------------------

Total minimum lease payments                    86,761   $1,078,586
                                                         =============

Less amount representing interest ranging
  from 7% to 18%                               (10,438)
--------------------------------------------------------
Present value of net minimum lease payments     76,323

Less current portion                           (26,268)
--------------------------------------------------------
Long-term obligations                         $ 50,055
========================================================


Rent expense was approximately $101,000 and $75,000 for the years ended March 31, 2002 and 2001, respectively.

The Company was given a tenant improvement allowance, of $150,000, which is being accounted for as deferred rent and is being amortized, using the straight line method over the 10 year lease term.

                                          WORLD DIAGNOSTICS, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


9.     DEFERRED  INCOME  TAXES

At March 31, 2002, the Company has available net operating loss carryforwards of $6,404,000 which will expire through 2022.

After consideration of all the evidence, both positive and negative, management has determined that a valuation allowance is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized due to substantial uncertainty.

Accordingly, components of the Company's net deferred income taxes at March 31, 2002 are as follows:

Deferred  tax  assets:

                      Net operating loss carryforwards        $   2,530,000

                      Valuation allowance                        (2,530,000)
                    ----------------------------------------------------------
                         Total                                $           -

                    ==========================================================


The benefit for income taxes differs from the amount computed by applying the statutory federal income tax rate to net loss due to the following:


                                                            2002          2001
       -------------------------------------------------------------------------
       Income tax provision statutory rate            $  (823,000)   $ (668,647)
       State income tax, net of Federal benefit          (133,000)     (108,164)
       Change in valuation allowance                    1,176,000       650,000

       Debt extinguishment expense                              -        21,271

       Other                                             (220,000)      105,540
       -------------------------------------------------------------------------

                                                      $         -    $        -
       =========================================================================


10.     CONCENTRATION  OF  CREDIT  RISK

Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist principally of cash, trade accounts receivable and notes payable.

                                          WORLD DIAGNOSTICS, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company places its cash with high quality financial institutions and believes that the risk of loss is remote.

The Company extends credit to its customers based upon an evaluation of the customer's financial condition and credit history and generally does not require collateral. Historically, actual losses have been within management's estimates.

One customer accounted for 12% of sales for the both years ended March 31, 2002 and March 31, 2001, respectively. This same customer had an accounts receivable balance of $36,000 at March 31, 2002.

Another customer, controlled by a director and shareholder of the Company, accounted for approximately 8% and 7% of sales for the periods ended March 31, 2002 and March 31, 2001, respectively. The accounts receivable from this customer was $3,373 at March 31, 2002.

Purchases from one supplier represented 10% and 15% of purchases for the periods ended March 31, 2002 and 2001, respectively. This same supplier was owed $28,473 at March 31, 2002.


11.     GEOGRAPHIC  AND  PRODUCT  GROUP  INFORMATION

The following table details revenue breakdown by geographic region (in 000's) for the year ended March 31, 2002 and 2001.

                                          WORLD DIAGNOSTICS, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                     2002                 2001
--------------------------------------------------------------------------------

                  South America                $      885           $      841

                  Domestic *                          380                   92

                  Caribbean                           353                  517

                  Eastern Europe                      125                  247

                  Middle East and Africa              105                  321

                  Western Europe                      100                   52

                  Central America                      60                   47

                  Pacific Rim                          43                   87
--------------------------------------------------------------------------------

                      Total Revenue             $   2,051          $     2,204
================================================================================
* Represents sales in Africa through domestic distributors.

As of March 31, 2002, the Company has one reportable segment. The Chief Operating Decision Maker examines all financial information on a combined basis.

The following table details revenue breakdown by product group (in 000's) for the year ended March 31, 2002 and 2001:

                                          WORLD DIAGNOSTICS, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                    2002      2001
--------------------------------------------------
Qualitative Rapid Point of care
  Diagnostic Tests                 $1,007  $  779

Laboratory Equipment                  400     289

Quantitative Laboratory Tests         277     332

Miscellaneous Laboratory Supplies     200     133

Urine & Latex Agglutination Tests      84     308

Clinical Chemistry Reagents            83     363
--------------------------------------------------

  Total Revenue                    $2,051  $2,204
==================================================




12.     SUBSEQUENT  EVENTS

The Company has received a subscription to purchase $500,000 worth of shares of the Company's common stock at $0.15 per share.

The Company issued 1,154,118 shares of common stock in lieu of cash for services rendered by employees and non-employees and to pay off accounts and a note
payable,  which  existed  at  March 31, 2002.   In addition, options to purchase
334,000 shares of the Company's common stock at prices ranging from $0.25 to $0.50 per share were issued to employees and non-employees for services rendered.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item  24.     Indemnification  of  Directors  and  Officers

     The Delaware General Corporation Law and our Certificate of Incorporation and Bylaws provide that we may indemnify any and all of our officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, that type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item  25.     Other  Expenses  of  Issuance  and  Distribution

     The expenses to be paid by the Registrant in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

               SEC  Registration  Fee                         $180.12
               Printing  and  Engraving  Expenses             $5,000
               Accounting  Fees  and  Expenses                $2,500
               Legal  Fees  and  Expenses                     $7,500
               Blue  Sky  Expenses,  and  other  Fees         $3,000
               Transfer  Agent  Fees                          $1,000
               Miscellaneous                                  $2,000

Total                                                         $21,180.12


Item  26.     Recent  Sales  of  Unregistered  Securities

     During the past three years, we sold the following securities that were not registered under the Securities Act:

     During the year ended March 31,1999, we issued 201,500 shares of common stock in connection with the exercise of warrants at the price of $1.00 per share. The issuance was made pursuant to an exemption under Rule 701 promulgated under the Securities Act.

     In April 1999, we issued 748,500 shares of common stock for $.50 per share in connection with the exercise of warrants issued to certain of our founders. The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act.

     In April 1999, we issued 101,090 shares of common stock in consideration for the extinguishment of notes payable in the amount of $62,400. The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act.

     In May 1999, we issued 6,000 shares of common stock to two individuals in consideration for information technology services rendered to us. The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act.

     In November 1999, we issued warrants to purchase 205,000 shares of common stock, at an exercise price of $2.50 per share, to fifteen individuals in connection with the issuance of promissory notes to such individuals in the amount of $410,000. The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act.

     During the year ended March 31, 2000, we issued 15,500 shares of common stock to various consultants in consideration for website development services rendered to us. The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act.

     In April 2000, we issued 10,000 shares of common stock to an employee in consideration for information technology services rendered to us. The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act.

     On June 1, 2000, we issued 8,199 shares of common stock to the fifteen individuals in consideration for an extension of and the forbearance of interest on promissory notes in the amount of $410,000. The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act.

     On June 1, 2000, we issued 182,799 shares of common stock to fifteen individuals upon the conversion into common stock of an aggregate of $285,000 of the principal of the $410,000 promissory notes. The common stock was issued pursuant to an exemption under Section 3(a)(9) of the Securities Act.

     On June 19, 2000, we issued 71,440 shares of common stock at $7.00 per share, and 71,440 warrants exercisable at $7.00 per share to purchase 71,440 shares of common stock. In July 2000, we issued 100,000 shares of common stock at $1.00 per share as an inducement for the above warrant holders to exercise an early exchange of their warrants for common stock. In connection with such exchange, we issued an additional 71,440 shares of common stock. The issuance was made pursuant to an exemption under Rule 506 of Regulation D of the Securities Act.

     On June 21, 2000, we issued an aggregate of 16,000 shares of common stock to two individual consultants in consideration for financial services rendered to us. The common stock was issued pursuant to an exemption under Section 4(2) of the Securities Act.

     On June 21, 2000, we completed a private placement of $500,000 in equity financing consisting of units for 71,440 restricted shares of common stock at a $7.00 per share price, together with warrants exercisable for an additional 71,440 restricted shares of common stock at an exercise price of $7.00 per share, or exchangeable without additional cash consideration, but subject to certain restrictions and lock-up provisions, for 71,440 restricted shares of our common stock. The private placement was made to "accredited investors" and was exempt from registration pursuant to Section 4(2) of the Securities Act.

     In October 2000, we granted options to purchase 296,000 shares of common stock, at an exercise price of $1.22 per share, to several of our employees in consideration for services rendered and to be rendered in their various job capacities. The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act.

     In October 2000, we granted options to purchase 22,500 shares of common stock, at an exercise price of $1.00 per share, in consideration for financial services rendered to us in connection with a private placement. The grant was made pursuant to an exemption under Section 4(2) of the Securities Act.

     In November 2000, we issued warrants to purchase 4,000 shares of common stock, at an exercise price of $3.50 per share, to a consultant in consideration for public relations services rendered to us. The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act.

     In December 2000, we issued 55,000 shares of common stock in consideration for financial services rendered to us in connection with a private placement.
The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act.

     In December 2000, as an inducement to join our Board of Directors, we granted a director, at a cost of $500, the right to purchase warrants to purchase 10,000 shares of common stock at an exercise price of $1.00 per share. The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act.

     In December 2000, we issued 2,500 shares of common stock and options to purchase 15,000 shares of common stock at an exercise price of $1.00 per share to one of our directors. The issuance was made pursuant to an exemption under
Section  4(2)  of  the  Securities  Act.

     In December 2000, we issued warrants to purchase 10,784 shares of common stock at an exercise price of $1.00 per share, to consultants in consideration for financial consulting services rendered in connection with certain of our private placements. The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act.

     In December 2000, we issued warrants to purchase an aggregate of 16,000 shares of common stock at an exercise price $3.50 per share, to two consultants in consideration for public relations services to us. The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act.

     In December 2000, we issued warrants to purchase 1,000 shares of common stock at an exercise price of $2.00 per share, to a consultant in consideration for financial consulting services rendered to us. The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act.

     In December 2000, we granted options to purchase an aggregate of 15,000 shares of common stock, at an exercise price of $1.00 per share, to two individuals in consideration for their services rendered as finders in connection with one of our private placements. The issuance was made in pursuant to an exemption under Section 4(2) of the Securities Act.

     In December 2000, we issued 205,915 shares of common stock and granted options to purchase 21,000 shares of common stock, at an exercise price of $1.00 per share, to three individuals in exchange for the conversion of $190,000 of 10% promissory notes payable and all accrued interest on the notes. The issuance was made pursuant to an exemption under Section 3(a)(9) of the Securities Act.

     On December 31, 2000, we completed a private placement of $2,250,000 in equity financing consisting of 45 units sold at $50,000 per unit, each unit consisting of (i) 50,000 shares of common stock, (ii) 50,000 A warrants to purchase common stock at $1.375 per share and (iii) 50,000 B warrants to purchase common stock at $1.625 per share. The A and B warrants are generally exercisable for 5 years, but the A warrants are redeemable by us at $0.10 per warrant under certain circumstances. The private placement was made to "accredited investors" and was exempt from registration pursuant to Section 4(2) of the Securities Act.

     On January 15, 2001, we issued warrants to purchase 4,000 shares of common stock, at an exercise price of $3.50 per share, to a consultant in consideration for public relations services to us. The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act.

     On February 15, 2001, we issued warrants to purchase 15,000 shares of common stock, at an exercise price of $1.00 per share, to our Chief Financial Officer in consideration for financial services rendered. The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act. We had offered the right to purchase warrants to acquire 98,500 shares of common stock. As of the date of this report, no rights to purchase warrants have been exercised.

     On March 31, 2001, we granted 25,000 shares of common stock in consideration for services rendered to us by the former Chief Operations Officer.

     In June 2001, options to acquire 155,000 shares at $0.25 per share were issued to directors for services. The options expire on June 30, 2006. The fair value of the options on the grant date was $25,458 calculated using the Black-Scholes Option Pricing Model.

     In June 2001, options to acquire 260,000 shares at $0.25 per share were issued to outside consultants for services. The options expire on June 20, 2006. The fair value of the options on the grant date was $42,704 calculated using the Black-Scholes Option Pricing Model.

     In June 2001, we issued 50,000 shares of common stock to directors for services rendered. Pursuant to the application of SFAS No. 123 in accounting for the issuance of stock to employee and non-employee consultants, we recorded expense based on the fair market value of the shares issued since the fair value of the shares is more reliably measurable. The restricted common stock cannot be sold for a 12-month period from the date of issuance and after that can only be sold in accordance with Rule 144 or other applicable exemption. Due to these restrictions, we discounted the fair value of our common stock at the date of issuance by 25%. Due to the issuance of the shares, we recorded $9,375 in selling, general and administrative expenses in the statement of operations.

     In June 2001, we issued 1,239,856 shares of common stock to outside consultants for services rendered. Pursuant to the application of SFAS No. 123 in accounting for the issuance of stock to employee and non-employee consultants, we recorded expense based on the fair market value of the shares issued since the fair value of the shares is more reliably measurable. The restricted common stock cannot be sold for a 12-month period from the date of issuance and after that can only be sold in accordance with Rule 144 or other applicable exemption. Due to these restrictions, we discounted the fair value of our common stock at the date of issuance by 25%. Due to the issuance of the shares, we recorded $232,473 in selling, general and administrative expenses in the statement of operations.

     In June 2001, we issued 3,500 shares of common stock to an employee for services rendered. Pursuant to the application of SFAS No. 123 in accounting for the issuance of stock to employee and non-employee consultants, we recorded expense based on the fair market value of the shares issued since the fair value of the shares is more reliably measurable. The restricted common stock cannot be sold for a 12-month period from the date of issuance and after that can only be sold in accordance with Rule 144 or other applicable exemption. Due to these restrictions, we discounted the fair value of our common stock at the date of issuance by 25%. Due to the issuance of the shares, we recorded $656 in selling, general and administrative expenses in the statement of operations.

     In July 2001, we issued 200,000 shares of common stock and granted options to purchase 400,000 shares of common stock, at an exercise price of $0.25 per share, to eight investors in connection with a loan to us of $200,000. Due to the issuance of the shares, we recorded expense based on the fair market value of the shares issued since the fair value of the shares is more reliably measurable. The restricted common stock cannot be sold for a 12-month period from the date of issuance and after that can only be sold in accordance with Rule 144 or other applicable exemption. Due to these restrictions, we discounted the fair value of our common stock at the date of issuance by 25%. Due to the issuance of shares, we recorded $45,000 in selling, general and administrative expenses in the statement of operations. We repaid the loan in July 2001. The options expire on July 2, 2004. The fair value of the options on the grant date was $94,211 calculated using the Black-Scholes Option Pricing Model.

     In July 2001, we issued 500,000 shares of common stock, 500,000 callable "C" warrants to purchase 500,000 shares of common stock at $1.375 and 500,000 non-callable "D" warrants at $1.625 to purchase 500,000 shares of common stock to investors in connection with a secured bridge loan. The fair market value of the 500,000 shares of common stock is being amortized over the term of the loan as a debt discount. The restricted stock cannot be sold for a 12-month period from the date of issuance and after that can only be sold in accordance with Rule 144 or other applicable exemption. Due to these restrictions, we discounted the fair value of our common stock at the date of issuance by 25%. Due to the issuance of the shares, we recorded $105,000 in selling, general and administrative expenses in the statement of operations. The options were given no value as calculated using the Black-Scholes Option Pricing Model.

     In October 2001, we issued 150,000 shares of common stock to outside consultants for services rendered. Pursuant to the application of SFAS No. 123 in accounting for the issuance of stock to employee and non-employee consultants, we recorded expense based on the fair market value of the shares issued since the fair value of the shares is more reliably measurable. The restricted common stock cannot be sold for a 12-month period from the date of issuance and after that can only be sold in accordance with Rule 144 or other applicable exemption. Due to these restrictions, we discounted the fair value of our common stock at the date of issuance by 25%. Due to the issuance of the shares, we recorded $31,500 in selling, general and administrative expenses in the statement of operations.

     In November 2001, options to acquire 50,000 shares at $0.50 per share, 50,000 shares at $1.00 per share, 50,000 shares at $1.50 per share, 50,000 shares at $2.00 per share and 100,000 shares at $2.50 per share were issued to an outside consultant for services. The options expire in November 2004. The fair value of the options on the grant date was $53,748 calculated using the Black-Scholes Options Pricing Model.

     In January 2002, we issued 49,000 shares of common stock to outside consultants for services rendered. Pursuant to the application of SFAS No. 123 in accounting for the issuance of stock to employee and non-employee consultants, we recorded expense based on the fair market value of the shares issued since the fair value of the shares is more reliably measurable. The restricted common stock cannot be sold for a 12-month period from the date of issuance and after that can only be sold in accordance with Rule 144 or other applicable exemption. Due to these restrictions, we discounted the fair value of our common stock at the date of issuance by 25%. Due to the issuance of the shares, we recorded $20,580 in selling, general and administrative expenses in the statement of operations.

     In March 2002, we issued 500,000 shares of common stock to outside consultants as a retainer for their services in the future and 30,000 shares of common stock to outside consultants for services rendered. Pursuant to the application of SFAS No. 123 in accounting for the issuance of stock to employee and non-employee consultants, we recorded expense based on the fair market value of the shares issued since the fair value of the shares is more reliably measurable. The restricted common stock cannot be sold for a 12-month period from the date of issuance and after that can only be sold in accordance with Rule 144 or other applicable exemption. Due to these restrictions, we discounted the fair value of our common stock at the date of issuance by 25%. Due to the issuance of the shares, we recorded unearned services of $131,250 and selling, general and administrative expenses of $7,875 in the statement of operations.

     In March 2002, we issued options to acquire 1,700,000 shares of common stock at $0.15 per share expiring over the next 18 months. The fair value of the options on the grant date was $441,881 calculated using the Black-Scholes Option Pricing Model. We recorded unearned services at March 31, 2002.

     In March 2002, we completed a private placement of $43,426 consisting of 1,133,000 shares of common stock, $0.15 per share, net of issuance costs.

     In May 2002, we issued 600,000 shares of common stock to three investors in connection with a loan to us of $63,750. The common stock was issued pursuant to an exemption under Section 4(2) of the Securities Act.

     In May 2002, we issued 250,000 shares of common stock and 50,000 warrants, at an exercise price of $.50, to two investors in connection with a loan to us of $42,500. The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act.

     In May 2002, we issued 304,118 shares of common stock to our chairman in consideration of repayment of a promissory note.

     In May 2002, we issued options to acquire 334,000 shares of common stock at prices ranging from $.25 to $.50 per share to employees and non-employees for services rendered.

     In July 2002, we issued 50,000 shares of common stock to outside consultants in consideration for legal services rendered to us. The common stock was issued pursuant to an exemption under Section 4(2) of the Securities Act

     In July 2002, we issued 169,000 shares of common stock to two investors in connection with a loan to us. The issuance was made pursuant to an exemption under Section 4(2) of the Securities Act.

     In July 2002, we issued options to acquire 3,333,333 shares of common stock at $0.15 per share expiring over the next six months.

Item  27.     Exhibits

3.1  Certificate  of  Incorporation of World Diagnostics, Inc., filed as Exhibit
     2.1  to  Form  10SB12G  filed  on  October  13,  1999.

3.2 Amended and Restated Certificate of Incorporation of World Diagnostics, Inc., filed as Exhibit 3.3 to Form 10SB12G filed on October 13, 1999.

3.3 By-Laws of World Diagnostics, Inc., filed as Exhibit 2.3 to Form 10SB12G filed on October 13, 1999.


3.4 Amended and Restated Certificate of Incorporation of World Diagnostics, Inc. as filed as Exhibit 3.2 to Form 10-QSB for the quarter ended September 30, 2000.


3.5  Amended  and  Restated  By-Laws of World Diagnostics, Inc. filed as Exhibit
     3.3  to  Form  10-QSB  for  the  quarter  ended  September  30,  2000.


4.0 Form of Stock Certificate, filed as Exhibit 3.0 to Form 10SB12G filed on October 13, 1999.

4.1 Promissory Note, filed as Exhibit 4.1 to Form 10-QSB for the period ended September 30, 1999 filed on February 15, 2000.


4.2 Warrant Certificate, filed as Exhibit 4.2 to Form 10-QSB for the period ended September 30, 1999 filed on February 15, 2000.


4.3 Form of Class A Warrant Certificate, incorporated by reference from and included in Exhibit 4 to Form 8-K filed on December 19, 2000.


4.4 Form of Class B Warrant Certificate, incorporated by reference from and included in Exhibit 4 to Form 8-K filed on December 19, 2000.


4.5 Subscription Agreement for Units consisting of 10% Secured Notes, Class C Redeemable Warrants and Class D Warrants, incorporated by reference from Form 10-QSB for the period ended June 30, 2001.


4.6 Form of Note Secured by Security Agreement, incorporated by reference from Form 10-QSB for the period ended June 30, 2001.


4.7 Form of Security Agreement, incorporated by reference from Form 10-QSB for the period ended June 30, 2001.


4.8 Form of Class C Redeemable Warrant, incorporated by reference from Form 10-QSB for the period ended June 30, 2001.


4.9 Form of Class D Warrant, incorporated by reference from Form 10-QSB for the period ended June 30, 2001.

4.10 Form of stock option agreement.

10.1 Acquisition of Health Tech International, Inc., filed as Exhibit 6.1 to Form 10SB12G filed on October 13, 1999.

10.2 Keyman Insurance For Chief Executive Officer, filed as Exhibit 6.2 to Form 10SB12G filed on October 13, 1999.

10.3 Independent  Contractor  Agreement  With  Immunodiagnostics, Inc., filed as
     Exhibit  6.3  to  Form  10SB12G  filed  on  October  13,  1999.


10.4 Form  Confidentiality  Agreement  With  Management, filed as Exhibit 6.4 to
     Form  10SB12G  filed  on  October  13,  1999.


10.5 Form  Letter  Agreement  Executed  By Distributors, filed as Exhibit 6.5 to
     Form  10SB12G  filed  on  October  13,  1999.


10.6 Office  Lease,  filed  As  Exhibit 6.6 to Form 10SB12G filed on October 13,
     1999.


10.7 Office Lease dated August 15, 2000, filed as Exhibit 10.7 to Form SB-2 filed on March 28, 2001.


10.8 First  Amendment  to  Office  Lease dated as of December 19, 2000, filed as
     Exhibit  10.9  to  Form  SB-2  filed  on  March  28,  2001.


11.0 Statement Re: Computation Of Per Share Earnings, incorporated by reference from Exhibit 11 to Form 10-QSB12G filed on February 14, 2001.


23.1 Consent  of  Gerson,  Preston,  Robinson  &  Company,  P.A.


23.2 Consent  of  Adorno  &  Yoss,  P.A.


24     Power  of  Attorney  (filed  as  part  of  the  signature  page  to  this registration  statement).


Item  28.     Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its Counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (a)     The  undersigned  Registrant  hereby  undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table; and

               (iii) To include additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering thereof.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this post effective amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Lakes, Florida, on the 30 day of July, 2002.

                              WORLD  DIAGNOSTICS  INC.

                              By:     /s/ Ken Peters
                                 -----------------------------
                                   Name:  Ken  Peters
                                   Title: President,  CEO  and  Director


     POWER  OF  ATTORNEY

     We, the undersigned officers and directors of World Diagnostics Inc., hereby severally constitute and appoint Barry Peters, our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents in connection thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                 Title                     Date

/s/ Russell Fortier
___________________      Vice President and Chief
Russell Fortier          Operating Officer         July 30, 2002

/s/ Barry Peters
___________________      Chairman, Treasurer &     July 30, 2002
Barry Peters             Director


/s/ Ken Peters
___________________      President (principal      July 30, 2002
Ken Peters               executive officer) &
                         Director

Signature                 Title                     Date



/s/ Richard P. Humbert
_______________________  Director                  July  30, 2002
Richard P. Humbert

/s/ Nava Swersky Sofer
_______________________  Director                  July  30, 2002
Nava Swersky Sofer


/s/ Eliot R.J. Kalter
_______________________  Director                  July  30, 2002
Eliot R. J. Kalter